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                                                                     EXHIBIT 4.1


                                  FUTURE CARE:

                            THE AMERICA WEST AIRLINES

                                   401(k) PLAN
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                                  Future Care:

                            The America West Airlines

                                   401(k) Plan

                                Table of Contents


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ARTICLE I..................................................................      1

      A.    "Account"......................................................      1

      B.    "Administrator"................................................      2

      C.    "Annuity Starting Date"........................................      2

      D.    "Beneficiary"..................................................      2

      E.    "Code".........................................................      2

      F.    "Committee"....................................................      2

      G.    "Company"......................................................      2

      H.    "Compensation".................................................      2

      I.    "Determination Year"...........................................      3

      J.    "Determination Year Calculation Period"........................      3

      K.    "Effective Date"...............................................      3

      L.    "Eligible Employee"............................................      3

      M.    "Eligible Spouse"..............................................      4

      N.    "Employee".....................................................      5

      O.    "Employer".....................................................      5

      P.    "Employer Matching Contribution"...............................      6

      Q.    "Employer Matching Contribution Account".......................      6

      R.    "Employer Minimum Contribution"................................      7

      S.    "Employer Supplemental Contribution"...........................      7

      T.    "Employer Supplemental Contribution Account"...................      7

      U.    "Entry Date"...................................................      7

      V.    "ERISA"........................................................      7

      W.    "Family Member"................................................      7

      X.    "Financial Hardship"...........................................      8

      Y.    "Fiscal Year"..................................................      9

      AA.   "Hour of Service"..............................................     10

      AB.   "Key Employee".................................................     12

      AC.   "Leased Employee"..............................................     13
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      AD.   "Look-Back Year Calculation Period"............................     14

      AE.   "Non-Key Employee".............................................     14

      AF.   "Normal Retirement"............................................     14

      AG.   "Normal Retirement Age"........................................     15

      AH.   "Normal Retirement Date".......................................     15

      AI.   "One-Year Break in Service"....................................     15

      AJ.   "Participant"..................................................     15

      AK.   "Plan".........................................................     16

      AL.   "Plan Year"....................................................     16

      AM.   "Rollover Account".............................................     16

      AN.   "Salary Deferral Account"......................................     16

      AO.   "Salary Deferral Contribution".................................     16

      AP.   "Salary Deferral Election".....................................     16

      AQ.   "Spousal Consent"..............................................     17

      AR.   "Top-Heavy Plan"...............................................     18

      AS.   "Total Compensation"...........................................     20

      AT.   "Total Disability".............................................     23

      AU.   "Trust"........................................................     23

      AV.   "Trustee"......................................................     23

      AW.   "Year of Service"..............................................     23

ARTICLE II.................................................................     24

      A.    Service Requirement............................................     24

      B.    Eligibility Computation Period.................................     24

      C.    Salary Deferral Election.......................................     25

      D.    Participation..................................................     25

      E.    Leaves of Absence..............................................     26

      F.    Suspended Participation........................................     26

ARTICLE III................................................................     28

      A.    Definitions....................................................     28

      B.    Salary Deferral Contribution...................................     34

      C.    Employer Matching Contributions................................     36

      D.    Employer Supplemental Contribution.............................     36
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      E.    Limitations on Salary Deferral Contributions...................     37

      F.    Correcting Excess Deferrals and Excess Contributions...........     40

      G.    Limitations on Matching Contributions..........................     47

      H.    Correcting Excess Aggregate Contributions......................     49

      I.    Employer Minimum Contribution..................................     54

      J.    Maximum Contribution...........................................     55

ARTICLE IV.................................................................     56

      A.    Accounts.......................................................     56

      B.    Valuation of Accounts..........................................     56

      C.    Allocation of Employer Minimum Contributions...................     57

      D.    Allocation of Salary Deferral Contributions....................     57

      E.    Allocation of Employer Matching Contributions..................     57

      F.    Allocation of Employer Supplemental Contributions and
            Forfeitures....................................................     58

      G.    Special Provision for Forfeitures of Subchapter S
            Corporation's Contributions....................................     61

      H.    Allocation Limitations.........................................     61

      I.    Transfers From Other Plans.....................................     71

ARTICLE V..................................................................     74

      A.    Vesting........................................................     74

      B.    Termination of Employment; Forfeitures.........................     77

ARTICLE VI.................................................................     80

      A.    Methods of Distribution........................................     80

      B.    Time of Distribution to Participant............................     88

      C.    Time of Distribution to Beneficiary............................     92

      D.    Small Account Balances.........................................     94

      E.    Investment of Deferred Distributions...........................     95

      F.    Nonliability...................................................     95

      G.    Missing Persons................................................     96

      H.    Distributions Prior to Termination of Employment...............     97

      I.    Withdrawals on Account of Financial Hardship...................    100

      J.    Loans to Participants..........................................    102

      K.    Direct Rollover Distributions to an Eligible Retirement Plan...    106

ARTICLE VII................................................................    109

      A.    Designation....................................................    109


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      B.    Absence of Valid Designation of Beneficiaries..................    109

ARTICLE VIII...............................................................    111

ARTICLE IX................................................................     112

      A.    Trust Agreement...............................................     112

      B.    Trust Agreement Part of Plan..................................     112

      C.    Participant Directs Investments...............................     112

      D.    Direction to Committee........................................     115

      E.    Duty to Evaluate Investments..................................     115

      F.    Costs of Investments..........................................     116

      G.    Rules of Committee............................................     116

ARTICLE X.................................................................     117

      A.    Named Fiduciaries.............................................     117

      B.    Fiduciary Standard............................................     117

      C.    Multiple Duties and Advisors..................................     118

      D.    Allocation and Delegation of Fiduciary Duties.................     118

      E.    Indemnification...............................................     118

      F.    Costs and Expenses............................................     119

      G.    Authority to Amend and Terminate..............................     119

      H.    Administrative Committee......................................     119

      I.    Plan Administration...........................................     120

      J.    Claims Procedures.............................................     122

      K.    Agent for Legal Process.......................................     124

ARTICLE XI................................................................     125

      A.    Amendment.....................................................     125

      B.    Termination or Complete Discontinuance of Contributions.......     125

      C.    Nonreversion..................................................     126

ARTICLE XII...............................................................     128

      A.    Limitation of Rights; Employment Relationship.................     128

      B.    Transfer of Assets of Employer; Transfer of Assets of Plan....     128

      C.    Spendthrift Provision.........................................     129

      D.    Applicable Law; Severability..................................     130

      E.    Incorporation of Trust Agreement Provisions...................     130

      F.    Written Application, Request and Election.....................     131
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      Effective as of January 1, 1989, America West Airlines adopted Future
Care: The America West Airlines 401(k) Plan (the "Prior Plan") and executed a Trust Agreement.

      Effective as of January 1, 1989, America West Airlines hereby amends and restates the Prior Plan and the Trust Agreement established under the Prior Plan to provide retirement entitlements for the exclusive benefit of its Eligible Employees and their Beneficiaries in accordance with the terms and conditions set forth in the Plan, provided, however, that if a later effective date is specified for a specific provision, version(s) of such provision effective prior to such date are set forth in the applicable version(s) of the Plan.

      The Plan and Trust are intended to meet the requirements for qualification under Section 401(a) and Section 401(k) and exemption from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended. Moreover, notwithstanding any provision of this Plan to the contrary, no benefit accrued under the Prior Plan and protected under Section 411(d)(6) of the Internal Revenue Code of 1986, as amended, and regulations thereunder, shall be reduced or eliminated by this Plan.

                                    ARTICLE I

                                   DEFINITIONS

      A. "Account" shall mean the aggregate of the following accounts of the Participant, as established in the books and records of the Plan:

            1.    Salary Deferral Account;

            2.    Rollover Account;
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            3.    Employer Matching Contribution Account; and

            4.    Employer Supplemental Contribution Account.

      B. "Administrator" shall mean the Plan Administrator as specified in
Article X.

      C. "Annuity Starting Date" shall mean the first day of the first period for which an amount is payable as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit. In the case of a deferred annuity, the Annuity Starting Date shall be the date on which the annuity payments are scheduled to commence.

      D. "Beneficiary" shall mean the person or persons (natural or otherwise) designated by or for a Participant, entitled under this Plan to receive benefits after the death of a Participant.

      E. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      F. "Committee" shall mean the administrative committee appointed by, and acting on behalf of, the Employer in accordance with Article X of this Plan.

      G. "Company" shall mean America West Holdings Corporation, a Delaware corporation, and any successor thereto.

      H. "Compensation" shall mean all compensation for the Plan Year (or such other applicable period specifically designated in the Plan) paid or payable in cash or in kind by the Employer which is required to be reported as wages on the Participant's Form W-2 and elective deferrals with respect to employment with the Employer: (i) under a qualified cash or deferred


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arrangement described in Section 401(k) of the Code; (ii) to a plan qualified under Section 125 of the Code; (iii) to a tax sheltered annuity described in
Section 403(b) of the Code; or (iv) to a plan qualified under Section 402(h) of the Code. However, Compensation shall not include any amounts paid or payable by reason of services performed (i) after the date an Employee ceases to be a Participant, and (ii) prior to the date an Employee becomes a Participant. Effective January 1, 1997, Compensation shall not include, with respect to any Employee in any Plan Year (or such other applicable period specifically designated in the Plan), any Compensation in excess of $150,000, adjusted annually for increases in the cost-of-living according Section 401(a)(17)(B) of the Code. If the Plan Year (or such other applicable period specifically designated in the Plan), consists of a period of less than twelve (12) months, the applicable dollar limitation under Section 401(a)(17) of the Code (as adjusted from time to time) will be multiplied by a fraction, the numerator of which is the number of months in the Plan Year (or such other applicable period specifically designated in the Plan), and the denominator of which is twelve
(12). Effective January 1, 1997, for purposes of the Highly Compensated Employee definition, "Compensation" shall mean Total Compensation as defined in this
Article I including elective and salary reduction contributions made to a cafeteria plan, cash or deferred arrangement, or a tax-sheltered annuity; such Compensation shall be determined on the basis of the Determination Year Calculation Period.

      I. "Determination Year" shall mean the Plan Year that is being tested.

      J. "Determination Year Calculation Period" shall mean the Determination Year.

      K. "Effective Date" shall mean January 1, 1989.

      L. "Eligible Employee" shall mean any Employee, except the following persons:


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            1. A person who is less than twenty-one (21) years of age;

            2. A person whose Compensation and conditions of employment are subject to determination by collective bargaining and whose coverage hereunder is not required in an agreement entered into by the Employer with such person's lawful representative or bargaining agent, provided, however, that if such person (or category of persons) is already a Participant in the Plan, such person shall remain a Participant unless the collective bargaining agreement specifically excludes him from this Plan, and further provided that pursuant to Sections 410(b), 401(a)(4), 401(k) and 401(m) of the Code, any covered collectively bargained Employee shall be tested separately for any and all nondiscrimination testing; or

            3. A person who is a nonresident alien and who receives no earned income (within the meaning of Section 911(d) of the Code) from an Employer, such earned income constituting income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

            4. A person who is a Leased Employee.

      M. "Eligible Spouse" shall mean that spouse to whom a Participant is married on either the Annuity Starting Date or the date of his death, whichever occurs earlier. To the extent provided under a "qualified domestic relations order" as described in Section 414(p) of the Code, the term Eligible Spouse shall mean a former spouse in addition to or in place of the Participant's current spouse.


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      N. "Employee" shall mean a person currently employed by the Employer, any portion of whose income is initially treated as subject to withholding of income tax and/or for whom Social Security or railroad retirement contributions are initially made by the Employer. "Employee" shall also include any Leased Employee deemed to be an Employee as provided in Sections 414(n) or 414(o) of the Code. For purposes of the Highly Compensated Employee, Non-Highly Compensated Employee, and Family Member definition, "Employee" shall mean any individual who performs services for the Employer (other than a nonresident alien who received no earned income as defined under Section 911(d)(2) of the Code from his Employer that constituted income from sources within the United States as defined in Code Section 861(a)(3)) and is either a common-law employee or a self-employed individual as defined in Section 401(c)(1) of the Code.

      O. "Employer" shall mean the Company and any other subsidiary, or affiliate of the Company which, with the approval of the Company, has adopted or hereafter adopts the Plan. In addition, for purposes of determining an Employee's Hours of Service, the term "Employer" includes:

            1. Any corporation or trade or business which is or was a member of a controlled group of corporations, a group of businesses under common control or an affiliated service group (within the meaning of Section 414(b), (c), (m), and (o) of the Code, respectively) of which an Employer adopting the Plan is a member, but only for such period as the corporation or trade or business and the adopting Employer are or were considered members of the group;


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            2. Any corporation or trade or business which is a predecessor employer, if this Plan is a successor plan to the predecessor employer's qualified plan;

            3. Any corporation or trade or business which has been acquired directly or indirectly by the Company, provided that such corporation or trade or business shall be treated as an Employer under this Plan only during such Plan Years as are designated by the Board of Directors of the Company, and only with respect to those persons employed by such corporation or trade or business on the date it was acquired by the Company.

      For purposes of the Highly Compensated Employee, Non-Highly Compensated Employee and Family Member definition, an "Employer" shall mean the corporation, partnership or sole proprietorship which has adopted this Plan; "Employer" also shall include any corporation or trade or business which is or was a member of a controlled group of corporations, a group of businesses under common control, or an affiliated service group (within the meaning of Sections 414(b), (c), and (m) of the Code, respectively) of which the entity identified in the preceding sentence is a member.

      P. "Employer Matching Contribution" shall mean the contribution made to the Plan by the Employer pursuant to Paragraph C of Article III.

      Q. "Employer Matching Contribution Account" shall mean the account maintained for each Participant in the books and records of the Plan for the purpose of recording Employer Matching Contributions allocated to the Participant, as adjusted for earnings and losses allocated thereto.


                                       6
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      R. "Employer Minimum Contribution" shall mean the contribution, if any, made to the Plan by the Employer pursuant to Paragraph I of Article III.

      S. "Employer Supplemental Contribution" shall mean the contribution made to the Plan by the Employer pursuant to Paragraph D of Article III.

      T. "Employer Supplemental Contribution Account" shall mean the account maintained for each Participant in the books and records of the Plan for the purpose of recording Employer Supplemental Contributions allocated to the Participant, as adjusted for earnings and losses allocated thereto.

      U. "Entry Date" shall mean the date upon which an Eligible Employee becomes a Participant, which shall be the Effective Date or the first day of the first, fourth, seventh or tenth month of the Plan Year.

      V. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      W. "Family Member" shall mean an Employee who is, on any one day of the year, a spouse, lineal ascendant, lineal descendant, or a spouse of an ascendant or descendant, including a legally adopted individual, of an individual who, during either or both the Determination Year Calculation Period or the Look-Back Year Calculation Period, was (i) an active or former Employee and a five percent (5%) owner within the meaning of Section 416(i)(1)(B)(i) of the Code and the regulations thereunder, or (ii) one of the ten most highly-paid Highly Compensated Employees.


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      X. "Financial Hardship" shall mean the existence of a Participant's immediate and heavy financial need. A need shall exist if it is necessary for:

            1. The payment of medical expenses described in Section 213(d) of the Code incurred by the Participant, his spouse or dependents or, if not yet incurred, which are necessary in order to obtain such medical care for the Participant, his spouse or dependents;

            2. The payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents;

            3. The purchase (excluding mortgage payments) of a Participant's principal residence;

            4. Payments necessary to prevent eviction of the Participant from his principal residence or foreclosure on his principal residence;

            5. Amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from a distribution on account of Financial Hardship pursuant to Paragraph I of Article VI; or

            6. Other expenses which the Commissioner of the Internal Revenue Service indicates will be deemed to be made on account of such need.


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
      Y. "Fiscal Year" shall mean the accounting period used by the Company on the Effective Date for federal income tax purposes which currently is the twelve
(12) month period ending December 31st of each year.

      "Highly Compensated Employee" shall mean any Employee who performed services for the Employer during the Determination Year and who (a) was a five percent (5%) owner within the meaning of Section 416(i)(1)(B)(i) of the Code and the regulations thereunder at any time during the current year or the preceding year, or (b) effective January 1, 1997, received more than $80,000 in Compensation indexed at the same time and in the same manner as the dollar limit in Section 415(d) of the Code is indexed ($80,000 for 1997 and was a member of the Top-Paid Group for the preceding year).

      For purposes of this Paragraph X, the following definitions shall apply:

            1. "Excluded Employees" shall mean Employees who, during the relevant Calculation Period:

                  (a) had not completed six months of service by the end of the particular Calculation Period being tested;

                  (b) normally worked less than 17-1/2 hours per week;

                  (c) normally worked less than six months during any year;

                  (d) had not had their twenty-first birthday by the end of the particular Calculation Period being tested; or


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
                  (e) were included in a unit of employees covered by a
            collective bargaining agreement if ninety percent (90%) or more of the Employer's Employees were covered by collective bargaining agreements and the Plan covered only those Employees who were not covered by such agreement.

            2. "Top-Paid Group" shall mean Employees (except Excluded Employees described in subparagraph Z-1 above) who performed services during the Determination Year and the particular Calculation Period being tested, identified in the order of Compensation they received during that Calculation Period from highest to lowest.

      AA. "Hour of Service" shall mean each hour for which an Employee is:

            1. Directly or indirectly paid or entitled to payment by the Employer for the performance of duties;

            2. Directly or indirectly paid or entitled to payment by the Employer on account of a period of time during which no duties were performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence authorized under Paragraph E of Article II. However, no more than 501 Hours of Service shall be credited under this subparagraph 2 on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period). Payments made or due under a plan maintained by the Employer solely to comply with applicable workers' compensation, unemployment compensation, or disability insurance law, or to reimburse an Employee for medical or


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
      medically-related expenses shall not be considered as payments by the Employer for purposes of this subparagraph;

            3. Absent from work by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee, or the care of such child by the Employee for a period immediately following birth or placement. No more than 501 Hours of Service shall be credited under this subparagraph 3 by reason of any one pregnancy or placement. Hours of Service credited under this subparagraph 3 shall be credited solely for purposes of determining whether a One-Year Break in Service has occurred in a computation period. All Hours of Service credited under this subparagraph 3 shall be credited only in the computation period in which the absence from work begins if any of such Hours of Service are required in that computation period to avoid a One-Year Break in Service. If none of the Hours of Service credited under this subparagraph 3 are required to avoid a One-Year Break in Service in the computation period in which the absence begins, then the Hours of Service will be credited to the next computation period. An Employee will be credited with 8 Hours of Service for each day of absence covered by this subparagraph. Credit shall be given pursuant to this subparagraph 3 only after the Employee furnishes to the Administrator such timely information as the Administrator may reasonably require to establish that the absence is for a reason described in this subparagraph; or

            4. Either awarded back pay or for which the Employer agrees to pay such back pay, irrespective of mitigation of damages. An Hour of Service received under this subparagraph 4 shall be credited to that computation period for which the award was granted. The same Hours of Service shall not be credited both under either subparagraph 1 or 2, as the case may be, and under this subparagraph 4. Hours of Service for which back pay is awarded or agreed to with respect to periods described in subparagraph 2 shall be subject to the limitations set forth in that paragraph.

      For purposes of subparagraphs 2 and 4 of this Paragraph AA, and for purposes of subparagraphs 1 in the case of an Employee for whom records of hours worked are not required by applicable law to be kept, an Employee shall be credited with 10 Hours of Service for each day for which he would have been required to be credited with an Hour of Service. Hours of Service shall be credited to the applicable computation period in accordance with Department of Labor Regulation Section 2530.200b-2(b) and (c).

      AB. "Key Employee" shall mean an Employee or former Employee and their Beneficiaries who, within the meaning of Section 416(i) of the Code and the regulations thereunder, is or at any time during the four preceding Plan Years has been:

            1. An officer of the Employer whose annual compensation exceeds 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year;

            2. One of the ten Employees whose annual compensation from the Employer exceeds the limitation in effect under Section 415(c)(1)(A) and who owns or is considered as owning more than a one-half percent (1/2%) ownership interest and one of the ten largest percentage ownership interests in the Employer;

            3. A five percent (5%) owner of the Employer; or

            4. A one percent (1%) owner of the Employer having an annual compensation of more than $150,000.

      For purposes of this definition, no more than fifty employees (or, if less than fifty, either three employees or ten percent of all employees, whichever is greater) shall be treated as officers. In addition, for purposes of determining ownership percentages hereunder, the constructive ownership rules of Section 318 of the Code shall apply as provided by Section 416(i)(1)(B) of the Code. For purposes of subparagraph 2, if two Employees have the same interest in the Employer, the Employee having greater annual compensation from the Employer shall be treated as having a larger interest. For purposes of determining the number of officers taken into account under subparagraph AB-1 above, employees described in Section 414(q)(8) of the Code shall be excluded. For purposes of determining compensation, Total Compensation shall be used in addition to elective and salary-reduction contributions made to any 401(k) plan of the Employer, a simplified employee pension plan, a cafeteria plan, and a tax-sheltered annuity.

      AC. "Leased Employee" shall mean, effective January 1, 1997, a person (other than an Employee) who has performed services (i) under the primary direction or control by the employer, (ii) on a substantially full time basis for a period of at least one (1) year, (iii) either directly or indirectly for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code), and (iv) pursuant to a written or oral agreement between the Employer and any other person. For purposes of this Plan, Leased Employees shall be treated as follows:

            1. Contributions and benefits provided to the Leased Employee by the person who has entered into the agreement with the Employer, which are attributable to services performed for the Employer, shall be treated as provided by the Employer.

            2. Service provided by the individual who becomes a Leased Employee to the person who has entered into the agreement with the Employer, which are attributable to services performed for the Employer, shall be treated as performed under this Plan.

The term "Leased Employee" shall not include a person described above who is covered by a qualified money purchase pension plan of the other person who has entered into the agreement with the Employer which provides (i) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation as defined in Section 415(c)(3) of the Code including amounts contributed pursuant to a salary reduction agreement which are excludable from his gross income under Sections 125, 402(e)(3), 402(h) and 403(b) of the Code, (ii) immediate participation, and (iii) immediate and full vesting.

      AD. "Look-Back Year Calculation Period" shall mean the 12-month period immediately preceding the Determination Year Calculation Period.

      AE. "Non-Key Employee" shall mean any Employee who is not a Key Employee.

      AF. "Normal Retirement" shall mean retirement on or after the Participant's Normal Retirement Age. In the case of a Participant who continues in the employ of the Employer after reaching such Normal Retirement Age, "Normal Retirement" shall mean retirement on the delayed retirement date, which is the date of the Participant's actual termination of employment.


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
A Participant who attains Normal Retirement Age and who retires on his Normal Retirement Date shall be entitled to receive distributions in accordance with
Article VI. A Participant who continues in the employ of the Employer after reaching Normal Retirement Age shall continue to participate in the Plan and to have contributions allocated to his Account. When such Participant subsequently retires, he shall then be entitled to have the balance standing in his Account under the Plan distributed at such retirement date and in the same manner as if he had retired at his Normal Retirement Date.

      AG. "Normal Retirement Age" shall mean age sixty-five (65) (age sixty (60) if the Participant is employed as a pilot).

      AH. "Normal Retirement Date" shall mean the last day of the Plan Year in which a Participant has attained Normal Retirement Age.

      AI. "One-Year Break in Service" shall mean, with respect to any Employee, a computation period during which the Employee is credited with 500 or fewer Hours of Service. Except as provided in Paragraph B of Article II, the Plan Year shall be the computation period.

      AJ. "Participant" shall mean any Eligible Employee who has become a participant of this Plan, in accordance with Article H of this Plan.

            Solely for the purposes of allowing a rollover from another qualified plan (the "Other Plan") and pursuant to Article IV, Section I, Participant shall mean an Employee who has met 90 days of Active Service with the Company. Active Service shall mean:

            (1) Any scheduled work day in which the Employee performs regular work duties on a full or part time basis, either at the Employer's place of business or at another location to which the Employee is required to travel for the Employer's business; or

            (2) A day which is not one of the Employer's schedule work days if the Employee was in Active Service on the preceding scheduled work day.

      AK.   "Plan" shall mean America West Holdings Corporation Future Care
401(k) Plan, as set forth herein, and any amendments hereto.

      AL.   "Plan Year" shall mean the twelve (12) month period ending
December 31st.

      AM.   "Rollover Account" shall mean the account established for a
Participant in the books and records of the Plan for the purpose of recording any funds transferred to the Trustee from, or attributable to, another qualified plan or an individual retirement account pursuant to Paragraph I of Article IV, as adjusted for earnings and losses allocated thereto.

      AN.   "Salary Deferral Account" shall mean the account maintained for each
Participant in the books and records of the Plan for the purpose of recording any Salary Deferral Contributions allocated to the Participant, as adjusted for earnings and losses allocated thereto.

      AO.   "Salary Deferral Contribution" shall mean the contribution, if any, made to the Plan by the Employer pursuant to Paragraph B of Article III.

      AP.   "Salary Deferral Election" shall mean an election made by an
Eligible Employee to defer a specified percentage of his Compensation for the Plan Year pursuant to Paragraph B of Article III.

      AQ. "Spousal Consent" shall mean an Eligible Spouse's written consent which acknowledges the effect of the Participant's election and is witnessed by a Plan representative or a notary public. Spousal Consent may be in the form of a specific consent, general consent or limited general consent:

            1. A "specific consent" shall specify the nonspouse Beneficiary, if any (and, in the case of a Participant's election to waive a qualified joint and survivor annuity, the alternate form of distribution elected).

            2. A "general consent" shall allow the Participant, without further Spousal Consent, to change the Beneficiary designation (and, in the case of a Participant's election to waive a qualified joint and survivor annuity, to elect any alternate form of distribution), if such general consent indicates that the Eligible Spouse has the right to limit her consent to a specific Beneficiary (and alternate form of distribution, if applicable) and that such spouse voluntarily elects to relinquish such right.

            3. A "limited general consent" shall allow the Participant, without further Spousal Consent, to change the Beneficiary designation to any person or persons (natural or otherwise) among those set forth in writing (and, in the case of a Participant's election to waive a qualified joint and survivor annuity, to elect one or among a list of alternate forms of distributions set forth in writing, or any combination of the above).

Once made, a general consent shall be irrevocable. A specific or limited general consent shall be irrevocable unless the Participant changes his Beneficiary designation or revokes his election to waive the qualified joint and survivor annuity or the qualified pre-retirement survivor annuity, as applicable; upon such event, a specific consent and a limited general consent (if the Participant's subsequent Beneficiary designation or election of an alternate form of benefit is not among those options expressly set forth in the limited general consent) shall be deemed to be revoked. Notwithstanding the foregoing, Spousal Consent is not required if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Eligible Spouse or that the Eligible Spouse cannot be located. In addition, no Spousal Consent is necessary if the Participant has been legally separated or abandoned within the meaning of local law and the Participant provides the Plan representative with a court order to that effect, so long as such court order does not conflict with a qualified domestic relations order. If the Eligible Spouse is legally incompetent to consent, the Eligible Spouse's legal guardian may consent on her behalf, even if the legal guardian is the Participant. If the Eligible Spouse has consented to the designation of a trust as the Participant's Beneficiary, Spousal Consent is not required for the designation of or change in trust beneficiaries.

      AR. "Top-Heavy Plan" shall mean (1) a plan in which, as of the "determination date," the aggregate of "accounts" of Key Employees exceeds sixty percent (60%) of the aggregate of "accounts" of all employees under the plan; and (2) each plan which is included in an "aggregation group" if such group is a top-heavy group, as determined under Section 416(g)(2) of the Code. For purposes of this Paragraph: (a) "determination date" means the last day of the immediately preceding Plan Year or, in the case of the first Plan Year, the last day of such year. Where two or more plans are aggregated, the plans will be aggregated by adding together the results for each plan as of the determination dates for such plans which fall in the same calendar year; (b) "accounts" means the sum of all accounts maintained for the employee determined as of the most recent valuation date occurring within the twelve-month period ending on the determination date (or, in the case of a defined benefit plan, the present value of the cumulative accrued benefits determined as of the valuation date used for computing plan costs for minimum funding purposes), including distributions made with respect to such employee under the plan during the five (5) year period ending on the "determination date," but excluding, however, rollover contributions, the account of a Non-Key Employee who was formerly a Key Employee, the account of an individual who has not performed services for the Employer at any time during the five (5) year period ending on the determination date, and further excluding those amounts attributable to deductible employee contributions (as defined in Section 72(o)(5)(A) of the Code); and (c) "aggregation group" means (i) each plan of the Employer in which a Key Employee participates, and each other plan of the Employer which enables a plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or
Section 410 of the Code (including a terminated plan maintained within the last five (5) year period ending on the "determination date"), and (ii) any other plan maintained by the Employer which the Company elects to include within the group, provided the resulting group satisfies Section 401(a)(4) and Section 410 of the Code. In determining the cumulative accrued benefits of a defined benefit plan for purposes of this Paragraph, the actuarial assumptions specified by the defined benefit plan for this purpose shall be utilized. If differing actuarial assumptions are specified for two or more defined benefit plans, then the actuarial assumptions for the defined benefit plan including the largest number of employees in the first year any defined benefit plan is included within the aggregation group shall be utilized. Solely for the purpose of determining if the Plan, or any other plan in a required aggregation group of which this Plan is a part, is a Top-Heavy Plan, the accrued benefit of an Employee other than a Key Employee shall be determined (a) under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the

Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

      AS. "Total Compensation" shall mean all amounts paid or made available to an Employee which are treated as compensation under Treasury Regulation Section 1.415-2(d)(2), and are not excluded from compensation under Treasury Regulation
Section 1.415-2(d)(3).

            1. Items Includable as Compensation. For purposes of applying the limitations of Section 415 of the Code, the term "compensation" includes:

                  (a) The Participant's wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances).

                  (b) In the case of a Participant who is an employee within the meaning of Section 401(c)(1) of the Code and the regulations thereunder, the Participant's earned income (as described in Section 401(c)(2) of the Code and the regulations thereunder).

                  (c) For purposes of subsections (a) and (b) of this
            subparagraph, earned income from sources outside the United States (as defined in Section

            911(b) of the Code, whether or not excludable from gross income under Section 911 of the Code).

                  (d) Amounts described in Sections 104(a)(3), 105(a) and 105(h)
            of the Code, but only to the extent that these amounts are includable in the gross income of the employee.

                  (e) Amounts paid or reimbursed by the Employer for moving
            expenses incurred by an employee, but only to the extent that these amounts are not deductible by the employee under Section 217 of the Code.

                  (f) The value of a non-qualified stock option granted to an employee by the Employer, but only to the extent that the value of the option is includable in the gross income of the employee for the taxable year in which granted.

                  (g) The amount includable in the gross income of an employee upon making the election described in Section 83(b) of the Code.

                  (h) Effective January 1, 1998, any elective deferrals (as
            defined in Section 402(g)(3)).

                  (i) Effective January 1, 1998, elective contribution to
            Section 457 nonqualified deferred compensation plans.

                  (j) Effective January 1, 1998, salary reduction contributions to cafeteria plans.

            2. Items Not Includable as Compensation. The term "compensation" does not include items such as:

                  (a) Any distributions from a plan of deferred compensation are not considered as compensation for Code Section 415 purposes, regardless of whether such amounts are includable in the gross income of the employee when distributed. However, any amounts received by an employee pursuant to an unfunded non-qualified plan may be considered as compensation for Code Section 415 purposes in the year such amounts are includable in the gross income of the employee.

                  (b) Amounts realized from the exercise of a non-qualified
            stock option, or when restricted stock (or property) held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture under Section 83 of the Code and the regulations thereunder.

                  (c) Amounts realized from the sale, exchange or other
            disposition of stock acquired under a qualified stock option.

                  (d) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the employee under Section 72).

            Except as otherwise provided in this Plan, Total Compensation shall be determined on the basis of the Plan Year.

      AT. "Total Disability" shall mean the mental or physical inability of a Participant to perform his normal job, as evidenced by either: (1) the certificate of a medical examiner satisfactory to the Employer, certifying such inability and certifying that such condition is likely to be permanent, or (2) the receipt of disability payments from the Social Security Administration.

      AU. "Trust" shall mean the trust established pursuant to Article IX of this Plan.

      AV. "Trustee" shall mean the trustee or trustees of the Trust established pursuant to this Plan.

      AW. "Year of Service" shall mean a computation period during which an Employee is credited with not less than 1,000 Hours of Service with the Employer for purposes of eligibility under Article II. Except as provided in Paragraph B of Article II, the computation period shall be the Plan Year. For purposes of vesting under Article V, "Year of Service" shall mean a period of twelve (12) consecutive months commencing on an Employee's date of employment or anniversary of the Employee's date of employment.

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION

      An Eligible Employee shall become a Participant of the Plan in accordance with the following requirements:

      A.    Service Requirement

            1. Each Eligible Employee who has completed one (1) Year of Service shall be eligible to become a Participant of the Plan as of the Entry Date coincident with or next following the last day of the Eligibility Computation Period during which such period of service is completed.

            2. An Eligible Employee who satisfies the service requirements of subparagraph 1 but who is not an Eligible Employee on the Entry Date shall become a Participant of the Plan immediately upon again becoming an Eligible Employee.

      B.    Eligibility Computation Period

            For purposes of Article II, the initial Eligibility Computation Period shall be the twelve (12) consecutive month period commencing with the date on which an Employee first performs an Hour of Service for the Employer. Subsequent Eligibility Computation Periods will be the Plan Year, commencing with the Plan Year which includes the first anniversary of the date the Employee first performs an Hour of Service.

      C.    Salary Deferral Election

      An Employee who is eligible to become a Salary Deferral Participant under Paragraph A of this Article II shall become a Salary Deferral Participant as of the Entry Date coincident with or next following the date he makes a written application to become a Salary Deferral Participant and signs a form providing a Salary Deferral Election. The Employer shall to the extent possible notify each Eligible Employee of his prospective eligibility to become a Salary Deferral Participant at least thirty (30) days prior to the date he must file an application, but such notice shall be given only the first time an Employee is eligible to become a Salary Deferral Participant, and failure to give such notice shall not impose any liability upon the Employer or the Committee. At any time, a Participant may change his Salary Deferral Election, may discontinue deferral of his Compensation and may restart Salary Deferrals, subject to the change taking effect as soon as administratively feasible in accordance with rules prescribed by the Committee.

      D.    Participation

      Participation in the Plan continues until a Participant terminates by Normal Retirement, by delayed retirement, by reason of Total Disability, or by death or severs employment with the Employer and has a One-Year Break in Service. An Employee whose participation in the Plan has terminated shall become a Participant again on the date he again becomes an Eligible Employee. An Employee whose participation in the Plan has terminated but who has not received all benefits under the Plan shall be a "former Participant." For the purpose of establishing a One-Year Break in Service hereunder, the applicable computation period shall be the Eligibility Computation Period as defined in Paragraph B of
Article II hereof.

      E.    Leaves of Absence

      A Participant's employment is not considered terminated for purposes of the Plan while he is on leave of absence with the consent of the Employer, provided that he returns to the employ of the Employer at the expiration of such leave. Leaves of absence shall mean leaves granted by the Employer, in accordance with written rules uniformly applied to all Employees, for reasons of health or public service or for reasons determined by the Employer to be in its best interests. A Participant's employment shall also not be deemed to have terminated while he is a member of the Armed Forces of the United States, provided that he returns to the employment of the Employer within ninety (90) days (or such longer period as may be prescribed by law) from the date he first became entitled to his discharge. Participants who do not return to the employ of the Employer within sixty (60) days following the end of the leave of absence, or within the required time in case of service with the Armed Forces, shall be deemed to have terminated their employment as of the date when their leaves of absence began, unless such failure to return was the result of Normal Retirement, delayed retirement, Total Disability or death.

      F.    Suspended Participation

      A Participant who ceases to be an Eligible Employee, but who has not separated from the service of the Employer, shall become a suspended Participant. During the period of suspension, no amounts which are based on his Compensation or Total Compensation from and after the date of suspension shall be credited to his Account. Notwithstanding the foregoing, salary deferrals made during the period the Participant was an Eligible Employee and matching contributions thereon may be credited to the Participant's Account during the period of suspension. However, amounts previously credited to a Participant's Account shall continue to vest, and the Participant shall be entitled to benefits in accordance with the other provisions of the Plan while he is a suspended Participant.

                                   ARTICLE III
                             EMPLOYER CONTRIBUTIONS

         A.       Definitions

         For purposes of this Article III, the following definitions shall apply unless indicated otherwise:

                  1. "Average Contribution Percentage" shall mean the average (expressed as a percentage to the nearest one-hundredth of one percent) of the Contribution Percentages of the Eligible Participants in a group.

                  2. "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of the sum of Elective Deferrals and Qualified Employer Deferral Contributions made on behalf of an Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year. The Actual Deferral Percentage of an Eligible Participant who makes no Elective Deferrals and is allocated no Qualified Employer Deferral Contributions shall be zero (0).

                  3. "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage to the nearest one-hundredth of one percent) of the Actual Deferral Percentages of the Eligible Participants in a group.

                  4. "Contribution Percentage" shall mean the ratio (expressed as a percentage to the nearest one hundredth of one percent) of the sum of the Matching Contributions (other than Qualified Matching Contributions) and Qualified Employer Contributions made under this Plan on behalf of the Eligible Participant for the Plan Year to the Eligible

         Participant's Compensation for the Plan Year. Such Contribution Percentage shall not include forfeitures of Matching Contributions allocated to the Eligible Participant's Account for the Plan Year in which the allocation is made. The Contribution Percentage of an Eligible Participant who neither makes nor receives such contributions shall be zero (0).

                  5. "Elective Deferrals" shall mean Salary Deferral Contributions and any other contributions made by the Employer to this Plan and any other qualified plans that are maintained by the Employer which are aggregated with this Plan under subparagraph F-6 of this
         Article III for the Plan Year at the election of the Eligible Participant, in lieu of cash compensation (that either would have been received by the Eligible Participant in the Plan Year or is attributable to services performed by the Eligible Participant within the Plan Year and would have been received by the Eligible Participant within 2-1/2 months after the close of the Plan Year but for a deferral election), and shall include contributions made pursuant to a salary reduction agreement. Such "Elective Deferrals" shall be taken into account for a Plan Year only if they are allocated to the Eligible Participant's account as of a date within that Plan Year, were not distributed to such Eligible Participant pursuant to subparagraph H-6 of Article IV, the allocation is not contingent on the Eligible Participant's participation in the plan or performance of services for the Employer after such date, and the Elective Deferrals are paid to a trust no later than twelve (12) months after the close of the Plan Year to which they relate. Elective Deferrals shall include Excess Deferral Amounts distributed to Highly Compensated Employees but shall not include Excess Deferral Amounts attributable to this Plan or another plan of the Employer that are distributed to Non-Highly Compensated Employees.

                  6. "Eligible Participant" for purposes of Paragraphs E and F of this Article III shall mean any Employee who is otherwise authorized under this Plan and any other qualified plans that are maintained by the Employer which are aggregated with this Plan under subparagraph F-6 of this Article III to have Elective Deferrals or Qualified Employer Deferral Contributions allocated to his account for the Plan Year, including an Employee who is not permitted to make Elective Deferrals because of a prior hardship withdrawal. "Eligible Participant" for purposes of Paragraphs G and H of this Article III shall mean any Employee who is otherwise authorized under this Plan to have Matching Contributions or Qualified Employer Contributions allocated to his Account for the Plan Year.

                  7. "Excess Deferral Amount" shall mean the amount of Excess Deferrals for a calendar year which the Participant allocates to this Plan pursuant to the procedure set forth in subparagraph F-1 of this
         Article III; provided that the "Excess Deferral Amounts" shall first be reduced, in accordance with regulations prescribed by the Secretary of the Treasury, by the amount of Excess Contributions previously distributed to the Participant under subparagraph F-2 of this Article III for the Plan Year beginning with or within the Participant's taxable year.

                  8. "Matching Contributions" shall mean any Employer Matching Contributions and contributions made by the Employer to the Plan for the Plan Year and allocated to an Eligible Participant's Account by reason of the Eligible Participant's

         Elective Deferrals; provided, however, that such Matching Contributions must be allocated to the Eligible Participant's Account as of a date within that Plan Year and actually be paid to the Trust no later than twelve (12) months after the close of the Plan Year to which they relate.

                  9. "Qualified Employer Contributions" shall mean Qualified Nonelective Contributions and Elective Deferrals which are taken into account under the Plan in determining an Eligible Participant's Contribution Percentage; provided, however, that in order for Elective Deferrals to be taken into account, all Elective Deferrals must satisfy the limitations in subparagraph E-2 of this Article III by including and excluding such Elective Deferrals, and the Qualified Nonelective Contributions and Elective Deferrals taken into account must satisfy the other requirements of Treasury Regulation Section 1.401(m)-1(b)(2). Qualified Nonelective Contributions taken into account under this subparagraph A-9 cannot be used in determining an Eligible Participant's Actual Deferral Percentage.

                  10. "Qualified Employer Deferral Contributions" shall mean Qualified Nonelective Contributions and Qualified Matching Contributions which are taken into account under this Plan and any other qualified plans that are maintained by the Employer which are aggregated with this Plan under subparagraph F-6 of this Article III in determining an Eligible Participant's Actual Deferral Percentage which satisfy the requirements of Treasury Regulation Section 1.401(k)-1(b)(3). Qualified Nonelective Contributions taken into account under this subparagraph A-10 cannot be used in determining an Eligible Participant's Contribution Percentage.

                  11. "Qualified Matching Contributions" shall mean Matching Contributions which are taken into account under the Plan in determining an Eligible Participant's Actual Deferral Percentage. In order for Matching Contributions to be considered as Qualified Matching Contributions, the Matching Contributions must be one hundred percent (100%) vested and nonforfeitable when made and must not be distributable under the Plan to Eligible Participants or their Beneficiaries earlier than the earliest of:

                           (a) The Eligible Participant's separation from
                  service, death or disability;

                           (b) The termination of the Plan without establishment
                  or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code or a simplified employee pension plan as defined in Section 408(k) of the Code);

                           (c) The sale or other disposition by a corporation of
                  substantially all of its assets (within the meaning of Section 409(d)(2) of the Code) used by such corporation in a trade or business of such corporation with respect to an Eligible Participant who continues employment with the corporation acquiring such assets;

                           (d) The sale or other disposition by a corporation of
                  such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) with respect to an Eligible Participant who continues employment with such subsidiary; or

                           (e) The Eligible Participant's attainment of age
                  59-1/2.

         Notwithstanding the foregoing, any distribution made pursuant to subparagraphs A-11(b), A-11(c) and A-11(d), above must meet the requirements of Section 401(k)(10) of the Code.


                  12. "Qualified Nonelective Contributions" shall mean Employer Supplemental Contributions and contributions made by the Employer to this Plan and to any other qualified plans that are maintained by the Employer which are aggregated with this Plan (other than Elective Deferrals and Matching Contributions) which are allocated to the Eligible Participant's account and which the Eligible Participant may not elect to receive in cash until distributed from the Plan. In order for such contributions to be considered as Qualified Nonelective Contributions, they must be one hundred percent (100%) vested and nonforfeitable when made and must not be distributable under the terms of the Plan to Eligible Participants or their Beneficiaries earlier than the earliest of:

                           (a) The Eligible Participant's separation from
                  service, death or disability;

                           (b) The termination of the Plan without establishment
                  or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code or a simplified employee pension plan as defined in Section 408(k) of the Code);

                           (c) The sale or other disposition by a corporation of
                  substantially all of its assets (within the meaning of Section 409(d)(2) of the Code) used by such corporation in a trade or business of such corporation with respect to an Eligible Participant who continues employment with the corporation acquiring such assets;

                           (d) The sale or other disposition by a corporation of
                  such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) with respect to an Eligible Participant who continues employment with such subsidiary; or

                           (e) The Eligible Participant's attainment of age
                  59-1/2.

         Notwithstanding the foregoing, any distribution made pursuant to subparagraphs A-12(b), A-12(c) and A-12(d), above must meet the requirements of Section 401(k)(10) of the Code.

                  13. "Total Contributions" shall mean the dollar amount of all contributions made by or on behalf of a Highly Compensated Employee.

         B.       Salary Deferral Contribution

                  1. A Participant electing to participate in the Plan shall make a Salary Deferral Election for the Plan Year electing to defer not less than 1% and not greater than 15% of his Compensation. In no event shall such deferral exceed $7,627 in 1989 (or, in later years, such amount as adjusted by the Secretary of the Treasury at the same time and in the same manner as the dollar limit set forth in Section 415(d) of the Code is adjusted).

                  2. At any time, a Participant may change his Salary Deferral Election, may discontinue deferral of his Compensation and may restart Salary Deferrals, subject to the change taking effect as soon as administratively feasible in accordance with rules prescribed by the Committee.

                  3. Subject to the provisions of Paragraphs E through H of this
         Article III, for each Plan Year the Employer shall make a Salary Deferral Contribution to the Plan for each Participant in an amount equal to the amount of Compensation which the Participant has elected to defer pursuant to his Salary Deferral Election. The Employer shall pay over all Salary Deferral Contributions to the Trustee on the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in any event, within thirty
         (30) days of the date on which such amounts would otherwise have been payable to the Employee in cash.

                  4. All Salary Deferral Elections, changes in Salary Deferral Elections or discontinuances of Salary Deferral Elections shall be made in writing on such forms and in such manner as may be established by the Committee.

                  5. With the exception of Employer Matching Contributions, no other Employer provided benefit, including, but not limited to, benefits under a defined benefit plan, nonelective employer contributions to a defined contribution plan, the availability, cost or amount of health benefits, vacations or vacation pay, life insurance, dental plans, legal service plans, loans (including plan loans), financial planning services, subsidized retirement benefits, stock options, property subject to Code Section 83, and dependent care assistance, shall be directly or indirectly conditioned upon any Employee's election to make a Salary Deferral Election under this
         Article III.

         C.       Employer Matching Contributions

                  1. Subject to the provisions of Paragraphs E through H of this
         Article III, for each Plan Year the Employer shall contribute at the discretion of the Board of Directors, without regard to current or accumulated earnings and profits for the taxable year or years ending with or within such Plan Year, a matching contribution. Such contribution shall be determined annually, but shall not be less than twenty-five percent (25%) of the first six percent (6%) of the Salary Deferral Contribution elected by Participants. The sum of the Employer Matching Contribution and the Salary Deferral Contribution for any Fiscal Year shall not exceed an amount equal to fifteen percent (15%) of the total Compensation (after any salary reductions) otherwise paid or accrued to all Participants employed by the Employer for such year. In no event shall the Employer Matching Contribution attributable to any Plan Year be so large as to cause the Annual Addition for any Participant to exceed the amount permitted under Section 415 of the Code. In no event shall the Employer Matching Contribution for any Fiscal Year exceed an amount which the Employer estimates will be deductible under Section 404(a)(3) of the Code.

                  2. The Employer Matching Contribution shall be reduced by the amount of any forfeitures arising during the Plan Year.

         D.       Employer Supplemental Contribution

         Subject to the provisions of Paragraphs E through H of this Article III, for each Plan Year in which this Plan is in effect the Employer may make an Employer Supplemental Contribution to the Trust in one or more installments in such amounts as the Employer may determine. The Plan Year for which each contribution is made shall be designated at the time of the contribution.

         E.       Limitations on Salary Deferral Contributions

         Effective January 1, 1997, the following limitations shall apply to Salary Deferral Contributions:

                  1. No Participant shall receive a Salary Deferral Contribution under this Plan which, when combined with any other Elective Deferrals of the Participant under any other qualified plan in which the Participant participates for the calendar year, exceeds $7,627 in 1989 (or, in later years, such amount as adjusted by the Secretary of the Treasury at the same time and in the same manner as the dollar limit set forth in Section 415(d) of the Code is adjusted).

                  2. The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who were considered Non-Highly Compensated Employees (whether or not currently Non-Highly Compensated or currently an Employee) for the prior Plan Year multiplied by 1.25; or

                  3. The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who were considered Non-Highly Compensated Employees (whether or not currently Non-Highly Compensated or currently an Employee) for the prior Plan Year multiplied by two (2), provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for

         Eligible Participants who were considered Non-Highly Compensated Employees by more than two (2) percentage points.

                  4. Notwithstanding subparagraphs E-2 and E-3 above, if both the one hundred twenty-five percent (125%) test set forth in subparagraph E-2 above and the one hundred twenty-five percent (125%) test set forth in subparagraph G-1 of this Article III are not satisfied and one or more Highly Compensated Employees of the Employer are eligible to have Elective Deferrals and Matching Contributions made on their behalf under this Plan, the following shall apply. The sum of the Average Actual Deferral Percent age and the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees shall not exceed the greater of the sum of:

                           (a)      The sum of:

                                    (i)     1.25 multiplied by the greater of:

                                             (1) The Average Actual Deferral
                                    Percentage for Eligible Participants who were Non-Highly Compensated Employees in the prior year, or

                                             (2) The Average Contribution
                                    Percentage for Eligible Participants who were Non-Highly Compensated Employees in the prior year; and

                                    (ii)    Two (2) plus the lesser of:

                                                (1) Subparagraph E-4(a)(i)(1),
                                                    or

                                            (2) Subparagraph E-4(a)(i)(2), which
                                    shall in no event exceed twice the lesser of subparagraph E-4(a)(i)(1) or E-4(a)(i)(2); or

                           (b)      The sum of:

                                    (i)     1.25 multiplied by the lesser of:

                                             (1) Subparagraph E-4(a)(i)(1), or

                                             (2) Subparagraph E-4(a)(i)(2); and

                                    (ii)    Two (2) plus the greater of:

                                                (1) Subparagraph E-4(a)(i)(1),
                                    or

                                                (2) Subparagraph E-4(a)(i)(2),
                                    which shall in no event exceed twice the greater of subparagraph E-4(a)(i)(1) or E-4(a)(i)(2) above.


In the event that the limitation of this subparagraph E-4 is exceeded, the Average Actual Deferral Percentage or the Average Contribution Percentage shall be reduced in accordance with the manner described in subparagraph F-3(a) or subparagraph H-2 of this Article III. For purposes of applying the limitations of this subparagraph E-4, the Average Actual Deferral Percentage shall be determined after adjustment under subparagraph F-2 of this Article III and the Average Contribution Percentage shall be determined after adjustment under subparagraph H-1 of this Article III.

         F.       Correcting Excess Deferrals and Excess Contributions


                  1.       Notwithstanding any other provision of the Plan:

                           (a) Excess Deferral Amounts shall be distributed to
                  Participants who claim such Excess Deferral Amounts for the preceding calendar year no later than the April 15 following the calendar year in which such Excess Deferral Amounts are contributed to the Plan. A Participant's claim pursuant to this subparagraph F-1(a) shall be in writing; shall be submitted to the Administrator no later than March 1; shall specify the Participant's Excess Deferral Amount from the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k) or 403(b) of the Code, exceeds the limit imposed on the Participant by Section 402(9) of the Code for the year in which the deferral occurred.

                           (b) If the Participant's Excess Deferral Amounts to
                  this Plan and any other plan of the Employer or the calendar year exceed the limits contained in subparagraph E-1 of this
                  Article III, the Participant shall be deemed to have notified the Administrator of the Excess Deferral Amount and such Excess Deferral Amount shall be distributed to the Participant. If the Excess Deferral Amount is attributable to Elective Deferrals made to more than one plan of the Employer, the Excess Deferral Amount shall be distributed first from the plan that received the greatest amount of Elective Deferrals for the calendar year, and from each other plan of the Employer in the same manner, until no Excess Deferral Amount remains.

                           (c) The Excess Deferral Amount distributed to a
                  Participant with respect to a calendar year shall be adjusted for income or loss. The income or loss attributable to the Excess Deferral Amount shall include a pro rata share of income or loss in the Plan Year in which the Excess Deferral Amount was made, which shall be determined by multiplying the income or loss for the Plan Year allocable to the Participant's Elective Deferrals by a fraction the numerator of which is the Excess Deferral Amount of the Participant for the Plan Year and the denominator of which is the total balance of the Participant's account attributable to Elective Deferrals, without adjustment for gain or loss during the Plan Year.

                  2. In the event that the limitations imposed by subparagraphs E-2, E-3 and E-4 of this Article III are not satisfied for any Plan Year, the Plan and any other qualified plans that are maintained by the Employer which are aggregated with this Plan shall take such remedial measures as are required under this subparagraph F-2 no later than the last day of each Plan Year for Eligible Participants whose accounts such Excess Contributions were allocated for the preceding Plan Year.

                           (a) In the event that the limitations imposed by
                  subparagraphs E-2, E-3 and E-4 of this Article III are not satisfied for any Plan Year, the Employer may, in its sole discretion, make a Qualified Nonelective Contribution on behalf of each Eligible Participant who is a Non-Highly Compensated Employee Participant in order that such limitation be met. Such additional contribution shall be allocated to the Elective Deferral account of such Eligible Participants in the proportion that each Eligible Participant's Compensation bears to the Compensation of all such Non-Highly Compensated Employee Eligible Participants.

                           (b) In the event that the Employer does not elect to
                  make an additional contribution under subparagraph F-2(a) above, the Employer shall determine the Excess Contributions under subparagraph F-3 below and distribute such Excess Contributions, with income or loss attributable thereto under subparagraph F-4 below, no later than 2-1/2 months following the last day of the Plan Year for which the Excess Contributions were made to Eligible Participants to whose accounts Excess Contributions were allocated for the preceding Plan Year. But in any event, such distribution shall occur no later than the last day of the Plan Year following the close of the Plan Year in which the Excess Contributions were made. If such excess amounts are distributed more than two and one-half (2-1/2) months following the close of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer with respect to such amounts. Amounts distributed shall first be distributed from the Eligible Participant's Elective Deferral account and shall be distributed from the Eligible Participant's Qualified Nonelective Contribution and Qualified Matching Contribution accounts, if applicable, only to the extent such Excess Contributions exceed the balance in the Eligible Participant's Elective Deferral account.

                           (c) The Employer, in its sole discretion, may satisfy
                  the limitations set forth in subparagraphs H of this Article III through any combination of subparagraphs F-2(a) and F-2(b) above.

         Any distribution under this subparagraph F-2 may be made without any notice or consent otherwise required under Article VI. In addition, such distribution shall not be considered a distribution for purposes of determining whether the Plan and any other qualified plans that are maintained by the Employer which are aggregated with this Plan satisfy the minimum distribution requirements of subparagraph B-6 of Article VI.

                  3. Effective January 1, 1997, Excess Contributions shall be determined as follows:

                           (a) The Employer shall rank its Eligible Participants
                  who are Highly Compensated Employees by amount of Total Contributions in descending order. The Employer shall then reduce the amount of Elective Deferrals and Qualified Employer Deferral Contributions made on behalf of the Highly Compensated Employee with the highest amount of Total Contributions until the first of the following occurs:

                                    (i) The Plan and any other qualified plans
                           that are maintained by the Employer which are aggregated with this Plan satisfy the limitations set forth in subparagraphs E-2, E-3 and E-4 of this
                           Article III; or

                                    (ii) The amount of Total Contributions for
                           such Highly Compensated Employee is reduced to a percentage which equals the amount of Total Contributions of the Highly Compensated Employee with the next highest amount of Total Contributions. The Employer shall then repeat the application of this subparagraph F-3(a) until the Plan and any other qualified plans that are maintained by the Employer which are aggregated with this Plan satisfy the limitation set forth in subparagraphs E-2, E-3 and E-4 of this Article III.

                  (b) For each Eligible Participant who is a Highly Compensated Employee, "Excess Contributions" shall mean the difference between:

                           (i) The sum of the Elective Deferrals and Qualified
                  Employer Deferral Contributions allocated to the Highly Compensated Employee for such Plan Year (determined prior to the application of this subparagraph F-3); and

                           (ii) The amount determined by multiplying the Highly
                  Compensated Employees Actual Deferral Percentage (determined after application of this subparagraph F-3) by his Compensation.

         Notwithstanding the foregoing, in no event shall Excess Contributions exceed the amount of Elective Deferrals and Qualified Employer Deferral Contributions made on behalf of such Highly Compensated Employee for such Plan Year.

                  4. The income or loss attributable to Excess Contributions include a pro rata share of income or loss in the Plan Year in which the Excess Contributions were made, which shall be determined by multiplying the income or loss for the Plan Year allocable to Elective Deferrals and Qualified Employer Deferral Contributions by a fraction the numerator of which is the Excess Contributions of the Eligible Participant for the Plan Year and the denominator of which is the total balance of the Eligible Participant's account attributable to Elective Deferrals and Qualified Employer Deferral Contributions, without adjustment for gain or loss during the Plan Year.

                  5. The Excess Contributions shall be reduced, in accordance with regulations prescribed by the Secretary of the Treasury, by the amount of Excess Deferrals previously distributed to the Eligible Participant under subparagraph F-1 of this Article III for his taxable year ending with or within such Plan Year.

                  6. For purposes of this Paragraph F:

                           (a) The Actual Deferral Percentage for any Eligible
                  Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals or Qualified Employer Deferral Contributions allocated to his account under two or more arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such Elective Referrals and Qualified Employer Deferral Contributions were made under a single arrangement, provided that no such arrangement is part of a plan that is an employee stock ownership plan of the Employer as defined in Section 4975(e) of the Code. If any such plan is an employee stock ownership plan, the Actual Deferral Percentage shall be determined separately for all employee stock ownership plans and all non-employee stock ownership plans. If such an Eligible

                  Participant participates in two or more plans or arrangements that have different plan years, all such plans or arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement.

                           (b) If the Employer maintains this Plan in addition
                  to one or more qualified plans which contain a cash or deferred arrangement, such plans shall be treated as follows. In the event that this Plan satisfies the requirements of
                  Section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then subparagraphs E-2, E-3 and E-4 of this Article III shall be applied by determining the Actual Deferral Percentage of Eligible Participants as if all such plans were a single plan. This Plan may be aggregated with any other qualified plan maintained by the Employer to determine whether the Actual Deferral Percentage of Eligible Participants satisfies the requirements of subparagraphs E-2, E-3 and E-4 of this Article III, provided that the aggregated plans are treated as one plan for purposes of Sections 401(a)(4), 401(k), and 410(b) of the Code. The plans so aggregated must have a plan year that is the same as the Plan Year and no plan so aggregated is an employee stock ownership plan (as defined in Section 4975(e) of the Code).

                           (c) The determination and treatment of the Actual
                  Deferral Percentage of any Eligible Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         G.       Limitations on Matching Contributions

         Effective January 1, 1997, the following limitations shall apply to Matching Contributions:

                  1. The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who were considered Non-Highly Compensated Employees (whether or not currently Non-Highly Compensated or currently an Employee) for the prior Plan Year multiplied by 1.25; or

                  2. The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who were considered Non-Highly Compensated Employees (whether or not currently Non-Highly Compensated or currently an Employee) for the prior Plan Year multiplied by two (2), provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who were considered Non-Highly Compensated Employees by more than two (2) percentage points.

                  3. Notwithstanding the above, if both the one hundred twenty-five percent (125%) test set forth in subparagraph G-1 above and the one hundred twenty-five percent (125%) test set forth in subparagraph E-2 of this Article III are not satisfied and one or more Highly Compensated Employees of the Employer are eligible to have Elective Deferrals and Matching Contributions made on their behalf under this Plan, the following shall apply. The sum of the Average Actual Deferral Percentage and the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees shall not exceed the greater of:

                           (a)      The sum of:

                                    (i)     1.25 multiplied by the greater of:

                                             (1) The Average Actual Deferral
                                    Percentage for Eligible Participants who are Non-Highly Compensated Employees, or

                                             (2) The Average Contribution
                                    Percentage for Eligible Participants who were Non-Highly Compensated Employee in the prior year; and

                                    (ii)    Two (2) plus the lesser of:

                                                (1) Subparagraph G-3(a)(i)(1),
                                    or

                                                (2) Subparagraph G-3(a)(i)(2),
                                    which shall in no event exceed twice the lesser of subparagraph G-3(a)(i)(1) or G-3(a)(i)(2); or

                           (b)      The sum of:

                                    (i)     1.25 multiplied by the lesser of:

                                             (1) Subparagraph G-3(a)(i)(1), or

                                             (2) Subparagraph G-3(a)(i)(2); and

                                    (ii)     Two (2) plus the greater of:

                                             (1) Subparagraph G-3(a)(i)(1), or

                                             (2) Subparagraph G-3(a)(i)(2),
                                    which shall in no event exceed twice the greater of subparagraph G-3(a)(i)(1) or G-3(a)(i)(2) above.

         In the event that the limitation of this subparagraph G-3 is exceeded, the Average Actual Deferral Percentage or the Average Contribution Percentage shall be reduced in accordance with the manner described in subparagraph F-3(a) or subparagraph H-2 of this Article III.

         H.       Correcting Excess Aggregate Contributions

                  1. In the event that the limitation imposed by Paragraph G of this Article III is not satisfied for any Plan Year, the Plan shall take such remedial measures as are required under this Paragraph H no later than the last day of each Plan Year for Eligible Participants whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year.

                           (a) In the event that the limitation imposed by
                  Paragraph G of this Article III is not satisfied for any Plan Year, the Employer may, in its sole discretion, make a Qualified Nonelective Contribution on behalf of each Eligible Participant who is a Non-Highly Compensated Employee Participant in order that such limitation be met. Such additional contribution shall be allocated among the Account for such Eligible Participant in the proportion that each Eligible Participant's Compensation bears to the Compensation of all such Non-Highly Compensated Employee Participants.

                           (b) In the event that the Employer does not elect to
                  make an additional contribution under subparagraph H-1(a) above, the Employer shall determine the Excess Aggregate Contributions under subparagraph H-2 below and forfeit Matching Contributions, with income or loss attributable thereto, if forfeitable under the terms of the Plan no later than the last day of each Plan Year to Eligible Participants whose Accounts Matching Contributions were allocated for the preceding Plan Year. Such forfeitures shall be allocated to the Employer Matching Contribution Accounts of Non-Highly Compensated Employee Participants in the proportion that each such Eligible Participant's Compensation bears to the Compensation of all such Eligible Participants.

                           (c) In the event that the Employer does not elect to
                  make an additional contribution under subparagraph H-1(a) above or to forfeit Matching Contributions under subparagraph H-1(b) above, the Employer shall determine the Excess Aggregate Contributions under subparagraph H-2 below and distribute such Excess Aggregate Contributions with income or loss attributable thereto under subparagraph H-3 below no later than 2-1/2 months following the last day of the Plan Year for which the Excess Aggregate Contributions were made to Eligible Participant to whose Accounts Excess Aggregate Contributions were allocated for the preceding Plan Year. But in any event, such distribution shall occur no later than the last day of the Plan Year following the close of the Plan Year in which the Excess Aggregate Contributions were made. If such excess amounts are distributed more than two and one-half (2-1/2) months following the close of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer with respect to such amounts.

                           (d) The Employer, in its sole discretion, may satisfy
                  the limitations set forth in Paragraph G of this Article III through any combination of subparagraphs H-1(a), H-1(b), and H-1(c) above.


Any distribution under this subparagraph H-1 may be made without any notice or consent otherwise required under Article VI. In addition, any such distribution will not be considered a distribution for purposes of determining whether the Plan satisfies the minimum distribution requirements of subparagraph B-6 of
Article VI.

         2.       Excess Aggregate Contributions shall be determined as follows:

                           (a) The Employer shall rank its Eligible Participants
                  who are Highly Compensated Employees by Contribution Percentage in descending order. The Employer shall then reduce the amount of Matching Contributions and Qualified Employer Contributions made on behalf of the Highly Compensated Employees with the highest Contribution Percentage until the first of the following occurs:

                               (i) The Plan satisfies the limitations set forth
                  in Paragraph G of this Article III; or

                               (ii) The Contribution Percentage for such Highly
                  Compensated Employee is reduced to a percentage which equals the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage. The Employer shall then repeat the application of this subparagraph H-2(a) until the Plan satisfies the limitation set forth in Paragraph G of this Article III.

                           (b) For each Eligible Participant who is a Highly
                  Compensated Employee, "Excess Aggregate Contributions" shall mean the difference between:

                               (i) The sum of the Matching Contributions and
                  Qualified Employer Contributions allocated to the Highly Compensated Employee for such Plan Year (determined prior to the application of this subparagraph H-2); and

                               (ii) The amount determined by multiplying the
                  Highly Compensated Employee's Contribution Percentage (determined after application of this subparagraph H-2) by his Compensation.


Notwithstanding the foregoing, in no event shall Excess Aggregate Contributions exceed the amount of Matching Contributions and Qualified Employer Contributions made on behalf of such Highly Compensated Employee for such Plan Year.

                  3. The income or loss attributable to Excess Aggregate Contributions shall include a pro rata share of income or loss in the Plan Year in which the Excess Aggregate Contributions were made, which shall be determined by multiplying the income or loss for the Plan Year allocable to Matching Contributions and Qualified Employer

         Contributions by a fraction the numerator of which is the Excess Aggregate Contributions of the Eligible Participant for the Plan Year and the denominator of which is the total balance of the Eligible Participant's Account attributable to Matching Contributions and Qualified Employer Contributions, without adjustment for gain or loss during the Plan Year.

                  4. For Plan Years beginning before January 1, 1997, for purposes of determining the Contribution Percentage of an Eligible Participant who is a Highly Compensated Employee, the Matching Contributions, Qualified Employer Contributions, and Compensation of such Eligible Participant shall include the Matching Contributions, Qualified Employer Contributions, and Compensation of all eligible Family Members and such Family Members shall be disregarded in determining the Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees. If an Employee is required to be treated as a Family Member of more than one family group, all eligible Employees who are members of those family groups that include that Employee must be aggregated as one family group.

                  5. For purposes of determining and correcting Excess Aggregate Contributions of a Highly Compensated Employee whose Contribution Percentage is determined under subparagraph H-4 above, the Eligible Participant's Contribution Percentage is to be reduced as specified in subparagraph H-2 of this Article III and the Excess Aggregate Contributions for the family group shall be allocated among the Family Members in proportion to the Matching Contributions and Qualified Employer Contributions of each Family Member that are combined to determine the Contribution Percentage.

                  6. The determination and treatment of the Contribution Percentage of any Eligible Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  7. Amounts forfeited by Highly Compensated Employees under subparagraph H-1(b) of this Article III shall be treated as Annual Additions under Paragraph H of Article IV.

         I.       Employer Minimum Contribution

                  1. Notwithstanding anything in this Plan to the contrary, and subject to the limitations set forth in subparagraphs 2 and 3 below, in any Plan Year in which the Plan is a Top-Heavy Plan, the Employer shall contribute an amount so as to provide allocations for each Non-Key Employee Participant who is employed on the last day of the Plan Year (including such Non-Key Employee Participant who has not accrued a Year of Service for the Plan Year) of Employer contributions (excluding Elective Deferrals and Matching Contributions which are used to satisfy the nondiscrimination requirements under Paragraph G of this Article
         III) under this Plan which, together with any other contributions allocated to the Non-Key Employee Participant under any other defined contribution plans maintained by the Employer, equals three percent (3%) of the Participant's Total Compensation, (excluding, effective January 1, 1997, Total Compensation in excess of $150,000, adjusted annually by such amount established by the Secretary of the Treasury in accordance with Section 401(a)(17) of the Code.

                  2. The percentage minimum contribution required under subparagraph I-1 above shall in no event exceed the percentage at which contributions are made (or required to be made) under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest for the Plan Year. In determining the highest rate of contribution applicable to a Key Employee, amounts elected to be deferred under a qualified Section 401(k) arrangement shall be counted for purposes of Section 416 of the Code.

                  3. No minimum contribution will be required for a Participant under this Plan for any Plan Year if the Company maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such Participant in accordance with Section 416(c) of the Code.

         J.       Maximum Contribution

         Employer contributions to the Plan shall not exceed the amount which the Employer estimates will be deductible under Section 404(a)(3), or, if applicable, Section 404(a)(7) of the Code, or any successor or similar statutory provisions hereafter enacted.

                                   ARTICLE IV
                      ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

         A.       Accounts

         For purposes of allocating Employer contributions made pursuant to
Article III and forfeitures, the Committee shall establish and maintain, where appropriate, separate accounts for each Participant, including a Salary Deferral Account, an Employer Matching Contribution Account, and an Employer Supplemental Contribution Account. Since these individual accounts are maintained only for accounting purposes, a segregation of the Trust assets within each account is not required. Also, in the case of a Participant who becomes subject to the provisions of Paragraph B of Article V, the Committee shall establish and maintain the separate account referred to therein.

         B.       Valuation of Accounts

                  1. The Trustee shall determine the fair market value of the assets of the Trust on a daily basis in accordance with rules established by the Committee. Each day shall be deemed a valuation date. As of any valuation date, and before allocating Employer contributions for the Plan Year, the Committee shall allocate the increment of Trust earnings to (or, as the case may be, charge the losses against) the respective accounts of the Participants in proportion to the balances of such accounts as of the most recent valuation date.

                  2. Notwithstanding the foregoing, segregated accounts held in accordance with Paragraph I of this Article IV or Paragraph E of
         Article VI shall be valued separately
         on each valuation date, and the increment of Trust earnings shall be allocated to (or, as the case may be, charge the losses against) each such account on a segregated basis.

         C.       Allocation of Employer Minimum Contributions

         In any Plan Year in which the Plan is a Top-Heavy Plan, Employer Minimum Contributions, if any, shall be allocated to the Employer Supplemental Contribution Accounts of Participants in amounts specified in Paragraph I of
Article III.

         D.       Allocation of Salary Deferral Contributions

         Salary Deferral Contributions shall be allocated to the Salary Deferral Accounts of Participants in amounts equal to the Salary Deferral Contribution contributed on their behalf pursuant to Paragraph B of Article III.

         E.       Allocation of Employer Matching Contributions

         In the event the Plan is a Top-Heavy Plan, the following provisions of this Paragraph E shall apply only to allocations in excess of those made pursuant to Paragraph C of this Article IV.

                  1. The Employer Matching Contribution, reduced by any previously outstanding forfeitures, for any Plan Year shall be allocated among the Employer Matching Contribution Accounts of Participants in amounts equal to the Employer Matching Contribution contributed on their behalf pursuant to Paragraph C of Article III. No Employer Matching Contribution shall be allocated to a Participant's Account which relates to a Salary Deferral Contribution that exceeds the maximum amount set forth in subparagraph E-1 of Article III or that is an Excess Contribution distributed to a Highly Compensated Employee under subparagraph F-2 of
         Article III.

                  2. A Participant for purposes of this Paragraph E shall include all individuals on whose behalf the Employer has made a Salary Deferral Contribution for the Plan Year pursuant to Paragraph B of
         Article III.

         F.       Allocation of Employer Supplemental Contributions and
                  Forfeitures


         In the event the Plan is a Top-Heavy Plan, the following provisions of this Paragraph F shall apply only to allocations in excess of those made pursuant to Paragraph C of this Article IV.

                  1. The Employer Supplemental Contributions for any Plan Year shall be allocated among the accounts of Participants in the proportion that each Participant's Compensation bears to the Compensation of all Participants.

                  2. Subject to subparagraph F-3 below, a Participant for purposes of this Paragraph F shall include all individuals:

                           (a) Who are Participants of the Plan on the last day
                  of the Plan Year and who have completed at least 1,000 Hours of Service during the Plan Year; and

                           (b) Whose participation terminated during the Plan
                  Year by death, by reason of Total Disability, or by Normal Retirement.

                  3. Effective January 1, 1997, subject to the rules set forth in subparagraph F-4 below, if the number of Participants receiving an allocation of Employer Supplemental Contributions under this Paragraph F is less than the number of Participants required to receive a benefit for the purpose of satisfying the minimum coverage requirements using the ratio percentage tests set forth in Section 410(b)(1)(A) or 410(b)(1)(B) of the Code, a Participant for purposes of this Paragraph F shall include the minimum number of individuals, selected one at a time after having ranked such individuals in descending order of Hours of Service during the Plan Year, taken from all other individuals:

                           (a) Who are Participants of the Plan on the last day
                  of the Plan Year and who have completed fewer than 1,000 Hours of Service during the Plan Year; and

                           (b) Who were Participants whose employment ceased
                  after they completed more than 500 Hours of Service during the Plan Year, provided, however, that the Plan fails to satisfy the minimum coverage requirements using the ratio percentage tests set forth in Section 410(b)(1)(A) or 410(b)(1)(B) of the Code after the inclusion of those Participants described in subparagraph F-3(a) above.


In any Plan Year in which the Plan is a Top-Heavy Plan, if a Participant receives an allocation to his Employer Supplemental Contribution Account for the Plan Year in an amount greater than the minimum allocation requirement set forth in Paragraph C of this Article IV, then each Non-Key Employee Participant receiving an allocation to his Employer Supplemental

Contribution Account for the Plan Year in an amount not greater than the minimum allocation requirement of said Paragraph C shall be treated as not benefiting under the Plan for purposes of determining whether the minimum coverage requirements using the ratio percentage tests set forth in Section 410(b)(1)(A) or 410(b)(1)(B) of the Code have been satisfied.

                  4. For purposes of subparagraph F-3 above, the following rules shall apply:

                           (a) In the event that two or more individuals have
                  completed the same number of Hours of Service during the Plan Year and such individuals are eligible to be included under subparagraph F-3(a) or F-3(b) above, then such individuals are to be ranked in order of ascending Compensation, and the individual having the least Compensation shall be included as a Participant for purposes of this Paragraph F. Should the Plan fail to satisfy the minimum coverage requirements using the ratio percentage tests set forth in Section 410(b)(1)(A) or 410(b)(1)(B) of the Code after the inclusion of such Participant as described in the sentence above, the individual having the next higher Compensation shall be included as a Participant.

                           (b) If two or more individuals have completed the
                  same number of Hours of Service and have received the same Compensation during the Plan Year, then all such individuals shall be included as Participants for purposes of this Paragraph F.

         G. Special Provision for Forfeitures of Subchapter S Corporation's Contributions


         In allocating forfeitures under this Article IV, any forfeitures which are attributable to Employer contributions for a Plan Year in which a Fiscal Year of the Employer began before January 1, 1984, and during which Plan Year the Employer is or was an electing small business corporation (as that term is defined in Section 1371(b) of the Code), shall not be allocated to or directly or indirectly inure to the benefit of any Participant who is or was a shareholder-employee (as defined in Section 1379(d) of the Code as in effect the day before the date of enactment of the Subchapter S Revision Act of 1982) for such Plan Year. Any amount forfeited by a Participant in a Plan Year that cannot be allocated in such year to a shareholder-employee by reason of this limitation shall be allocated as a forfeiture in such year to Participants to whom the limitation does not apply.

         H.       Allocation Limitations

                  1. Notwithstanding anything to the contrary contained in this Plan, the Annual Additions to a Participant's Account for any Plan Year shall not exceed the lesser of the Defined Contribution Dollar Limitation (currently 630,000) for the Plan Year or twenty-five percent (25%) of the Participant's Total Compensation for the Plan Year. The percentage limitation of the preceding sentence shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or to any amount otherwise treated as an Annual Addition under Section 415(l)(2) of the Code. For purposes of this Paragraph H, the term:

                           (a) "Annual Additions" means for any Plan Year the
                  sum of the following amounts credited to a Participant's accounts in all qualified defined contribution plans maintained by an Employer: (i) Employer contributions, (ii) Employee Contributions, and (iii) forfeitures. Solely for purposes of this subparagraph 1(a), the Total Compensation for a totally disabled (within the meaning of Section 22(e) of the Code) member of a profit sharing plan maintained by an Employer is the compensation which the member would have received for the year if the member had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; provided such imputed compensation may be taken into account only if the member is not a Highly Compensated Employee and only if contributions to the profit sharing plan are nonforfeitable when made. In addition amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(1)(2) of the Code, which are part of a pension or annuity plan maintained by an Employer, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by an Employer, shall also be treated as Annual Additions;

                           (b) "Annual Benefit" means the Participant's annual
                  benefit payable in the form of a straight life annuity under all qualified defined benefit plans maintained by an Employer, excluding any benefits attributable to the

                  Participant's contributions or rollover contributions, if any, to the plans or to any assets transferred from a qualified plan that was not maintained by an Employer. No actuarial adjustment to the benefit is required for (i) the value of a qualified joint and survivor annuity, (ii) the value of benefits which are not directly related to retirement benefits (such as a qualified disability benefit, pre-retirement death benefit, or post-retirement medical benefit), and (iii) the value of post-retirement cost-of-living increases made in accordance with regulations;

                           (c) "Defined Benefit Dollar Limitation" means the
                  dollar limitation set forth in Section 415(b)(1) of the Code ($98,064 for the Plan Year that ends in 1989), as adjusted by the Secretary of the Treasury under Section 415(d) of the Code to reflect increases in the cost-of-living, in such manner as the Secretary shall prescribe;

                           (d) "Defined Contribution Dollar Limitation" means
                  $30,000 or, if greater, twenty-five percent (25%) of the Defined Benefit Dollar Limitation in effect for the Plan Year;

                           (e) "Employee Contributions" means contributions to
                  the Plan by a Participant during the Plan Year, without regard to any rollover contributions (as defined in Sections 402(a)(5), 403(a)(4), 403(b)(8), and 408(d)(3) of the Code),
                  and without regard to any employee contributions to a simplified employee pension which are excludable from gross income under Section 408(k)(6) of the Code;

                           (f) "Employer" includes a corporation which is a
                  member of a controlled group of corporations or a trade or business which is under common control as defined in Section 414(b) or (c) of the Code (as modified by Section 415(h)); a service organization which is a member of an affiliated service group which includes an Employer adopting this Plan, as defined in Section 414(m) of the Code; a leasing organization with respect to which an Employer adopting this Plan is a "recipient" within the meaning of Section 414(n) of the Code; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code; and

                           (g) "Projected Annual Benefit" means the Annual
                  Benefit a Participant would receive, assuming the Participant continued his employment and continued receiving his current Total Compensation in each subsequent Plan Year until the later of: (i) the Participant's Normal Retirement Age or (ii) the Participant's current age, and further assuming that all relevant factors used to determine benefits under the plan for the current Plan Year remained constant for all future years.

                  2. If a Participant of this Plan also is or has been a participant in a defined benefit plan, as defined in Section 414(j) of the Code, or a welfare benefit fund, as defined in Section 419(e) of the Code, to which contributions have been made by the Employer, then in addition to the limitation contained in subparagraph 1, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year shall not exceed 1.0. For purposes of this subparagraph 2:

                           (a) The defined benefit plan fraction for any Plan
                  Year is a fraction, the numerator being the Projected Annual Benefit of the Participant under all defined benefit plans maintained by the Employer (determined as of the close of the Plan Year) and the denominator being the lesser of:

                                    (i) The product of 1.25 (1.0 in the event
                  this Plan is a Top-Heavy Plan) multiplied by the Defined Benefit Dollar Limitation, or

                                    (ii) The product of 1.4 multiplied by an
                  amount which is 100% of the Participant's average Total Compensation for the three (3) consecutive Plan Years in which his Total Compensation was the highest.

         Notwithstanding the above, the transition rules under Section 415(e) of the Code are hereby incorporated by reference for Participants who were members as of the first day of the first Plan Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986.

                           (b) The defined contribution plan fraction for any
                  Plan Year is a fraction, the numerator being the sum of the Annual Additions to the accounts of the Participant in all defined contribution plans, attributable to the Participant's nondeductible employee contributions to all defined benefit plans (whether or not terminated), individual medical accounts as defined in Section 415(l)(2) of the Code, and welfare benefit funds maintained by the Employer as of the end of the Plan Year under consideration, and the denominator being the sum of the lesser of the following amounts determined for such Plan Year and for each prior year of service with the
                  Employer:

                                    (i) The product of 1.25 (1.0 in the event
                  this Plan is a Top-Heavy Plan) multiplied by the Defined Contribution Dollar Limitation, or

                                    (ii) The product of 1.4 multiplied by an
                  amount equal to 25% of the Participant's Total Compensation.

         Notwithstanding the above, the transition rules under Section 415(e) of the Code are hereby incorporated by reference for Participants who were members as of the first day of the first Plan Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986.

                  3. For purposes of the limitations contained in subparagraphs 1 and 2 of this Paragraph H, all defined contribution plans of the Employer (whether or not terminated) shall be treated as one defined contribution plan. Similarly, all defined benefit plans of the Employer (whether or not terminated) shall be treated as one defined benefit plan for these purposes.

                  4. Notwithstanding anything to the contrary contained in this Paragraph H, in the event this Plan is a Top-Heavy Plan but would not be a Top-Heavy Plan if "90 percent" were substituted for "60 percent" each place it appears in Paragraph AR of Article I, and, further, if the minimum contribution percentage in Paragraph C of this Article IV is at least four percent (4%) (or seven and one-half percent (7-1/2%) if the Non-Key Employee is covered under this Plan and a top-heavy defined benefit plan of the Employer), then the special provisions for Top-Heavy Plans contained in subparagraphs H-2(a)(i) and (b)(i) shall not apply.

                  5. If the Annual Additions to a Participant's Account would exceed the limitations described in subparagraphs 1 and 2 of this Paragraph H, the following rules shall apply:

                           (a) If the Employer maintains both defined benefit
                  and defined contribution plans, any adjustment necessary to meet the limitations of this Paragraph H shall be made by first reducing the Annual Additions under the defined contribution plan(s);

                           (b) No Participant may make a contribution to this
                  Plan with respect to a Plan Year if the contribution would cause the Annual Additions to the Participant's Account with respect to such Plan Year to exceed the limitations set forth in subparagraphs 1 and 2 of this Paragraph H. To determine whether a contribution to this Plan is permitted, the Participant's provisional Employee contributions to this Plan with respect to a Plan Year shall be aggregated with: (i) his prior contributions to this Plan with respect to such Plan Year, and his prior contributions to any other defined contribution plans maintained by an Employer to the extent such contributions are included in the Annual Additions to such plans for such Plan Year; (ii) Employer contributions and forfeitures already allocated to the Participant's Account in this Plan and in any other defined contribution plan maintained by an Employer with respect to such Plan Year; and
                  (iii) amounts treated as Annual Additions for the Plan Year by reason of Section 415(l)(1) or Section 419A(d)(2) of the Code;

                           (c) Except as provided in subparagraph 6 of this
                  Paragraph H, and after taking into account the reductions required in subparagraph 5(a), the Employer contributions to this Plan on behalf of a Participant shall be reduced to the extent necessary to prevent the Annual Additions to any Participant's Account from exceeding the limitations set forth in subparagraphs 1 and 2 of this Paragraph H. To determine whether Employer contributions to this Plan shall be reduced, Employer contributions shall be aggregated with all items referred to in subparagraph 5(b). Reduction of Employer contributions under this subparagraph 5(c) shall not affect the amount allocated to the Account of any Participant, except for a Participant on whose behalf the Employer contribution was reduced.

                  6. If, due to a reasonable error in calculating a Participant's Total Compensation for a Plan Year, or due to the allocation of forfeitures, or due to such other facts and circumstances as may justify the availability of this special rule, as determined by the Internal Revenue Service, the Annual Additions to the Participant's Account under this Plan and under any other defined contribution plan maintained by an Employer exceed the limitations set forth in subparagraphs 1 and 2 of this Paragraph H, then the aggregate of the Annual Additions to this Plan and the Annual Additions to any other defined contribution plan referred to in subparagraph 3 of this Paragraph H shall be reduced, until the applicable limitation is satisfied, by reducing the aggregate amount in the following order of priority:

                           (a) Refund of any Employee contributions to this
                  Plan, which would be included in the Annual Additions, together with earnings thereon;

                           (b) Refund of any Employee contributions to any other defined contribution plan, which Employee contributions would be aggregated with the Annual Additions to this Plan, together with earnings thereon, pursuant to subparagraph 3 of this Paragraph H;

                           (c) Refund of any Salary Deferral Contributions to this Plan, which Salary Deferral Contributions would be included in the Annual Additions, together with earnings thereon;

                           (d) Refund of any Salary Deferral Contributions to any other defined contribution plan, which Salary Deferral Contributions would be aggregated with the Annual Additions to this Plan, together with earnings thereon, pursuant to subparagraph 3 of this Paragraph H.


Amounts refunded pursuant to subparagraphs H-6(c) and H-6(d) above shall be disregarded for purposes of the dollar limit contained in subparagraph B-1 of
Article III; the limitations contained in Paragraph E of Article III; or the limitations contained in Paragraph G of Article III.

                  7. If, after the reductions provided in subparagraph 6, there remains an excess amount which cannot be allocated to the Participant, it shall be held in a suspense account. The amounts in the suspense account (except any portion attributable to Salary Deferral Contributions) shall be allocated and reallocated to the accounts of Participants in the next Plan Year (and in each succeeding year, as necessary) in accordance with Paragraph F of this Article IV and in accordance with the limitations described in subparagraphs 1 and 2 of this Paragraph H, but only after allocation of the amounts from the portion attributable to Salary Deferral Contributions. The portion attributable to Salary Deferral Contributions shall be credited to a separate suspense account for each Participant and shall serve to reduce Employer contributions to the Plan on behalf of the Participant in the next Plan Year and in succeeding Plan Years, as necessary. The amounts in the separate suspense account shall be allocated to the Participant's Account in the next Plan Year and in succeeding Plan Years in accordance with the limitations of subparagraphs 1 and 2 of this Paragraph H. However, if at the end of any succeeding Plan Year the Participant is not covered by the Plan, the excess shall reduce the Employer's contribution for the next Plan Year and shall be allocated and reallocated to the accounts of Participants in the next Plan Year (and each succeeding year as necessary) in accordance with Paragraph F of this Article IV and in accordance with the limitations described in subparagraphs 1 and 2 of this Paragraph H.

                           (a) Excess amounts, while retained in a suspense account, shall not participate in the allocation of investment gains and losses under Paragraph B of Article IV until reapplied to the Participants' accounts and shall not be distributed to Participants. In the event of termination of the Plan, the suspense account shall revert to the Employer to the extent that it may not then be allocated to any Participant's Account;

                           (b) Notwithstanding the foregoing, the Employer shall not knowingly contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated.

                  8. The Employer elects to use the Plan Year as the limitation year for purposes of Section 415 of the Code.

         I.       Transfers From Other Plans

                  1. Transfers From Other Qualified Plans. A Participant who has had distributed to him his entire interest in a plan meeting the requirements of Section 401(a) of the Code (the "Other Plan") may, in accordance with procedures approved by the Committee, transfer the distribution received from the Other Plan to the Trustee, provided the following conditions are met:

                           (a) The transfer occurs on or before the sixtieth (60th) day after he receives the distribution from the Other Plan;

                           (b) The distribution from the Other Plan qualifies as a qualified total distribution within the meaning of Section 402(a)(5)(E)(i) of the Code; and

                           (c) The amount transferred does not exceed the total distribution he received from the Other Plan less the amount, if any, considered contributed by him in accordance with Section 402(a)(5)(B) of the Code.

         Notwithstanding any other provision hereof, there may be transferred directly from the trustee of the Other Plan to the Trustee, subject to the approval of the Company and Trustee that such transfer will not adversely affect the qualified status of the Plan, all or any of the assets, including voluntary contributions, if any, held (whether by trustee, custodian or otherwise) on behalf of any Other Plan which is maintained for the benefit of any Participants of this Plan. If the distribution is transferred from the trustee of the Other Plan, or from the Employee, to the

Employer, the Employer shall pay the transferred distribution to the Trustee on the earliest date on which such transferred distribution can reasonably be segregated from the Employer's general assets, but in any event, within thirty
(30) days of receipt of the distribution by the Employer. Amounts transferred pursuant to this Paragraph 1, and any gains or losses allocable thereto, shall be accounted for separately from amounts otherwise allocable to the Eligible Employee under the Plan.

                  2. Transfers From Individual Retirement Accounts. A Participant who receives a distribution from an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code which constitutes the entire amount of such account or annuity (including earnings thereon), and no portion of which is attributable to any source other than a lump sum distribution from a qualified employees' trust described in subparagraph l-1, may, in accordance with procedures approved by the Committee, transfer the entire amount of such distribution to the Trustee, within sixty (60) days after receiving the distribution. If the Participant transfers the distribution to the Employer, rather than to the Trustee, the Employer shall pay the transferred distribution to the Trustee on the earliest date on which such transferred distribution can reasonably be segregated from the Employer's general assets, but in any event, within thirty (30) days of receipt of the distribution by the Employer.

                  3. Administration. The Committee shall develop such procedures, including procedures for obtaining information from a Participant desiring to make such a transfer, as it deems necessary or desirable to enable it to determine that the proposed transfer will meet the requirements of this Paragraph I. If such requirements are met, the amount transferred shall be deposited in the Trust Fund and shall be credited to a Rollover Account. The Rollover Account shall be one hundred percent (100%) vested in the Participant and shall share in the allocation of gains or losses, as the case may be, in accordance with Paragraph B hereof, but shall not share in any other allocations. Upon termination of employment, the total amount of the Participant's Rollover Account shall be distributed in accordance with Article VI.

                                    ARTICLE V

                        VESTING OF EMPLOYER CONTRIBUTIONS

         A.       Vesting

                  1. The Participant shall vest in his Salary Deferral Account, Employer Matching Contribution Account, and Employer Supplemental Contribution Account in accordance with this Article V.

                           (a) The Salary Deferral Account of a Participant shall be fully vested and nonforfeitable at all times, and shall not be subject to divestment for cause.

                           (b) The Employer Matching Contribution Account and Employer Supplemental Contribution Account of a Participant shall be vested in him upon attainment of Normal Retirement Age, or on earlier termination of employment by reason of Total Disability, or by death. Any amount thereafter credited to a Participant's Employer Matching Contribution Account or Employer Supplemental Contribution Account attributable to Employer contributions for the Plan Year of termination under one of the reasons enumerated in the preceding sentence shall also be completely vested in him at the time of such contribution.

                  2. In the event this Plan is a Top-Heavy Plan, then (except as provided in subparagraph 1), a Participant's Employer Matching Contribution Account and Employer Supplemental Contribution Account shall vest in accordance with the following schedule:

                  Completed                              Vested
                  Year of Service                        Percentage
                  ---------------                        ----------
                  Less than 2                                    0 %

                           2                                    20

                           3                                    40

                           4                                    60

                           5                                    80

                    6 or more                                   100

                  3. Except as provided in subparagraphs 1 and 2, a Participant's Employer Matching Contribution Account and Employer Supplemental Contribution Account shall vest in accordance with the following schedule:

                  Completed                               Vested
               Year of Service                          Percentage
               ---------------                          ----------
                 Less than 3                                 0 %
                      3                                     25
                      4                                     50
                  5 or more                                 100

                  4. If a Participant who has completed three (3) Years of Service at any time and at least one (1) Hour of Service on or after the first day of the first Plan Year beginning after December 31, 1988 elects, during the period commencing on the date the amendment is adopted and ending sixty (60) days after the later of (i) the day the Plan amendment is adopted, (ii) the day the Plan amendment becomes effective, or (iii) the day the Participant is issued a written notice of the Plan amendment, to have his Employer Matching Contribution Account and Employer Supplemental Contribution Account vest under the terms of the vesting schedule previously in effect, then, notwithstanding the provisions of the vesting schedules above, his account shall vest in accordance with the schedule included in the Plan which he elects.

                  5. In determining the Years of Service under the Plan for purposes of determining a Participant's vested percentage under subparagraphs 2 and 3 above, all of a Participant's Years of Service with the Employer shall be taken into account, except as provided in subsections (a) and (b) of this subparagraph 5.

                           (a) If, at the time of a One-Year Break in Service, a Participant does not have any vested right under subparagraph 2 or 3 above, Years of Service before such One-Year Break in Service shall not thereafter be taken into account if the number of consecutive One-Year Breaks in Service equals or exceeds either five (5) or the aggregate number of Years of Service before such Breaks in Service, whichever is greater. The aggregate number of Years of Service before such Breaks in Service shall be deemed not to include any Years of Service not required to be taken into account hereunder by reason of any prior application of this subparagraph;

                           (b) If a Participant has five consecutive One-Year Breaks in Service, Years of Service thereafter shall not be taken into account in determining the vested portion of his Employer Contribution Account derived from Employer contributions for periods before such Breaks in Service.

                  6. Amounts vested pursuant to this Paragraph shall not be subject to divestment for cause.

         B.       Termination of Employment; Forfeitures

                  1. Upon termination of employment, the Participant's Account balance, determined as of the valuation date coincident with or immediately preceding the date of termination, shall be divided into two accounts: a Distribution Account and a Reserve Account. The Distribution Account shall be credited with the amount of the Participant's vested interest in the Plan. The remainder of the Participant's Account balance shall be credited to his Reserve Account.

                  2. The balance allocated to the Participant's Distribution Account shall be subject to distribution in accordance with Article VI.

                  3. If the Participant received a distribution from his Distribution Account due to his termination of participation in the Plan prior to incurring five (5) consecutive One-Year Breaks in Service, his Reserve Account shall be forfeited (as described below) as of the date of distribution, provided that the Participant (i) voluntarily elected to receive such distribution or (ii) effective January 1, 1998, received a distribution of his entire vested Account balance and the portion of such distribution attributable to Employer contributions did not exceed $5,000. A Participant who has no vested right in his Account balance shall be deemed to have received a distribution of his entire vested Account balance as of the date he terminated participation in the Plan.

                           (a) In the event that the Participant received a distribution of his entire vested Account balance, his entire Reserve Account shall be forfeited.

                           (b) If the Participant voluntarily elected to receive a distribution of less than his entire vested Account balance, the portion of his Reserve Account which shall be forfeited shall be determined as follows: the Participant's total Account multiplied by a fraction, the numerator of which is the amount of the distribution and the denominator of which is the Participant's total vested Account immediately prior to such distribution, minus the amount of the distribution.

                  4. Notwithstanding the foregoing, the Participant's entire Account shall be restored if: (i) the Participant resumes covered employment under the Plan prior to incurring five (5) consecutive One-Year Breaks in Service, (ii) the Participant received a distribution which was less than his entire Account balance, and (iii) the Participant repays the full amount of the distribution no later than five (5) years after the first date he is subsequently reemployed by the Employer or before incurring five (5) consecutive One-Year Breaks in Service commencing after the distribution, if earlier. The amount to be restored shall equal the individual's Account derived from Employer contributions (both distributed and forfeited) as of the date of distribution, unadjusted for any subsequent gains or losses, as well as all optional forms of benefits and subsidies relating to such benefit. Acceptable sources for such restoration include income to the Plan, forfeitures, or Employer contributions. Rules regarding the order of sources from which restoration is made shall be determined by the Committee and applied in a uniform and nondiscriminatory manner. A Participant's Reserve Account shall be restored no later than the end of the Plan Year following the Plan Year in which repayment occurs.

                  5. In the event that the Participant terminated employment and has not received a distribution or a portion of his Reserve Account is not forfeited under subparagraph B-3(b) of this
         Article V, his Reserve Account shall be forfeited according to the following rules:

                           (a) If a Participant is not reemployed prior to incurring five (5) consecutive One-Year Breaks in Service, the balance of his Reserve Account shall be forfeited.

                           (b) If the Participant is reemployed prior to incurring five (5) consecutive One-Year Breaks in Service, the balance of his Reserve Account (not including amounts actually forfeited), together with any gains or losses thereon, shall be maintained as a part of his regular Employer Contribution Account and shall be commingled with and subsequently credited with any contributions, together with any investment gains or losses thereon, to which the Participant is thereafter entitled.

                                   ARTICLE VI

                            DISTRIBUTION OF BENEFITS

         A.       Methods of Distribution

                  1. The distribution of benefits to which a Participant may become entitled shall be made in accordance with this Article VI. Effective for distributions made after December 31, 1992, a Participant or Beneficiary who is entitled to receive an Eligible Rollover Distribution may direct the Committee to pay all or a portion of such distribution directly to an Eligible Retirement Plan, in lieu of paying such amount to the Participant or Beneficiary, pursuant to Paragraph K of this Article VI. Notwithstanding any Plan provision to the contrary, all Plan distributions shall comply with the requirements of Section 401(a)(9) of the Code and the regulations thereunder, including the incidental death benefit distribution rules in Section 1.401(a)(9)-2.

                           (a) The benefits provided by the Plan shall be distributed under whichever of the following methods the Participant shall elect:

                                    (i)      The purchase of a non-transferable,
                           conventional fixed or variable annuity contract, providing payments at least annually, of such type and from such insurance company approved by the Committee and which satisfies the requirements of Sections 401(a)(9), 401(a)(11) and 417 of the Code. The Participant may elect the purchase of an annuity contract as provided in this subparagraph A-1(a)(i) if, and only if, the Plan is, with respect to the Participant, an offset plan or a direct or indirect transferee of a defined benefit plan, a money purchase pension plan (including a target benefit plan), or a stock bonus or profit sharing plan which otherwise would be required to provide a life annuity form of payment to the Participant. This Plan shall be considered to be an offset plan if it is used to offset benefits in a plan which is subject to the survivor annuity requirements with respect to the Participant whose benefits are offset. If the Plan is a transferee plan with respect to the Participant, all subsequent Plan distributions made on behalf of such Participant shall be subject to the survivor annuity requirements set forth in subparagraph A-1(b). Notwithstanding the preceding sentence, if the amount transferred is separately accounted for and gains, losses, withdrawals, contributions, forfeitures, and other credits or charges are allocated on a reasonable basis between such transferred amount and other assets in the Participant's Account, the amount utilized to purchase the annuity shall be equal to the amount of the Participant's Account attributable to the transferred amount;

                                    (ii)     A single distribution of the entire
                           vested balance then standing in the Participant's Account in cash or in kind;

                                    (iii)    Cash payments in monthly,
                           quarterly, semiannual or annual installments of substantially equal designated amounts over a period of years certain.

                  An election to receive a Plan distribution under any method set forth in this subparagraph A-1(a) for an Annuity Starting Date which occurs on or after the Participant's Normal Retirement Age shall apply to all subsequent distributions made from the Participant's Account. Except with respect to the payment of a qualified joint and survivor annuity pursuant to subparagraph A-1(b) below, the Participant shall in all cases elect a distribution method which requires that the present value of the payments to be made to the Participant exceed fifty percent (50%) of the present value of the total payments to be made to the Participant and his Beneficiary, determined as of the date such payments commence; and payments under such distribution method shall comply with Treasury Regulation Section 1.401(a)(9)-2 Q&A-6(b).

                           (b) If at any time the Participant elects or has elected that his benefits be paid through the purchase of an annuity, the Committee shall direct the Trustee to purchase an annuity contract in the form of a qualified joint and survivor annuity for all distributions to the Participant.

                                    (i)      The term "qualified joint and
                           survivor annuity" means an annuity that commences immediately for the life of the Participant if he does not have an Eligible Spouse or, if he has an Eligible Spouse, an annuity that commences immediately, which is at least as valuable as any other alternate form of benefit payable under the Plan, for the life of the Participant with a survivor annuity for the life of his Eligible Spouse. Upon the election of the Participant, which may be made at any time and any number of times, the survivor annuity shall be fifty percent (50%) or one hundred percent (100%) of the amount of the annuity payable during the joint lives of the Participant and his Eligible Spouse, both of which shall be actuarially equivalent; provided that in the event no election is made, the survivor annuity shall be fifty percent (50%) of the amount payable during the Participant's and his Eligible Spouse's joint lives. In determining the Participant's interest subject to the qualified joint and survivor annuity requirement, any security interest held by the Plan by reason of a loan outstanding to the Participant shall reduce the Participant's interest if the security interest is treated as payment in satisfaction of the Plan loan to the Participant.

                                    (ii)     Notwithstanding the foregoing, a
                           Participant may elect to waive the qualified joint and survivor annuity and thereby receive an alternate form of distribution. Such waiver must be made within the ninety (90) day period ending on the Participant's Annuity Starting Date with respect to such benefit. A Participant may subsequently revoke an election to waive a qualified joint and survivor annuity and elect again to waive the qualified joint and survivor annuity at any time and any number of times prior to such Annuity Starting Date. All such elections and revocations shall be in writing. Any election to waive a qualified joint and survivor annuity (1) must specify the alternate form of distribution elected, (2) must be accompanied by the designation of a specific nonspouse beneficiary (including any class of beneficiaries or any contingent beneficiaries) who will receive the benefit upon the Participant's death, if applicable, and (3) must be accompanied by a Spousal Consent, to the extent required under Paragraph AQ of Article I.

                  2. If a Participant dies before the Annuity Starting Date with respect to such benefits, the portion of his vested Account balance which is not currently being distributed in the form of a qualified joint and survivor annuity shall be distributed as provided in this subparagraph A-2.

                           (a) If the Participant is unmarried on the date of his death, his entire interest (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant) shall be distributed to his Beneficiary in a single distribution or in installments at the time set forth in Paragraph C of this Article VI.

                           (b) Except as provided in subparagraph A-2(c) below, if the Participant is married on the date of his death, his entire interest (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant) shall be distributed to his Beneficiary in a single distribution or in installments at the time set forth in Paragraph C of this Article VI.

                           (c) If the Participant is married on the date of his death and the Plan is, with respect to the Participant, an offset plan or a direct or indirect transferee (in a transfer after December 31, 1984) of a defined benefit plan, a money purchase pension plan (including a target benefit plan), or a stock bonus or profit sharing plan which otherwise would be required to provide for a life annuity form of payment to the Participant, then fifty percent (50%) of the Participant's vested interest as of the date of his death (or fifty percent (50%) of the amount of the Participant's Account attributable to the transferred amount, if such transferred amount is separately accounted for and gains, losses, withdrawals, contributions, forfeitures, and other credits or charges are allocated on a reasonable basis between the transferred amount and other assets in the Participant's Account) shall be applied toward the purchase of an annuity for the life of his Eligible Spouse (a "qualified pre-retirement survivor annuity") unless otherwise elected as provided below. This Plan shall be considered to be an offset plan if it is used to offset benefits in a plan which is subject to the survivor annuity requirements with respect to the Participant whose benefits are offset. In determining the Participant's interest, any security interest held by the Plan by reason of a loan outstanding to the Participant shall reduce the Participant's interest if the security interest is treated as payment in satisfaction of the Plan loan to the Participant. The portion of the Participant's vested interest not applied to the purchase of the qualified pre-retirement survivor annuity shall be distributed to the Participant's Beneficiary as provided in subparagraph A-2.

                                    (i)      Within the applicable notice
                           period, each Participant shall be furnished with a written "notice of the qualified preretirement survivor annuity" in such terms and in such manner as would be comparable to the "general notice of distribution" provided pursuant to subparagraph B-1 of this Article VI. This notice must be accompanied by a general description of the eligibility conditions, relative values, and other material features of each method of distribution under subparagraph A-1(a) of this Article VI. The "applicable notice period" means, with respect to each Participant, whichever of the following periods ends last: (1) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (2) the period commencing one year before and ending one year after the individual becomes a Participant; or (3) the period commencing one year before and ending one year after the annuity requirement of subparagraph A-1(a)(i) of this Article VI first applies to such Participant. In addition, the applicable notice period for a Participant who separates from service before attaining age 35 shall be the period beginning one year before and ending one year after the Participant's separation from service. Such notice shall be given to the Participant in person, by mailing, by posting, or by placing it in an Employer publication which is distributed in such a manner as to be reasonably available to such Participant. If the explanation is to be posted, it shall be posted at the location within the Participant's principal place of employment which is customarily used for employer notices to employees with regard to labor-management relations matters.

                                    (ii)     A Participant may elect to waive a
                           qualified pre-retirement survivor annuity, revoke such election, and elect again to waive the qualified pre-retirement survivor annuity at any time and any number of times during the applicable election period. All such elections and revocations shall be in writing. Any election to waive a qualified pre-retirement survivor annuity must be accompanied by (1) the designation of a specific nonspouse beneficiary (including any class of beneficiaries or any contingent beneficiaries) who will receive the benefit upon the Participant's death, if applicable, and (2) a Spousal Consent to the extent required under Paragraph AQ of Article I. The "applicable election period" for the waiver of the qualified pre-retirement survivor annuity shall commence once the Participant receives a written explanation of such annuity as set forth in subparagraph A-2(c)(i) above or on the first day of the Plan Year in which the Participant attains age 35, whichever occurs earlier. Any waiver of the qualified pre-retirement survivor annuity made prior to the first day of the Plan Year in which the Participant attained age 35 shall become invalid as of such date and a new waiver must be issued in order for a waiver of a qualified pre-retirement survivor annuity to be effective.

                                    (iii)    Except as provided in subparagraph
                           (iv) below, the qualified pre-retirement survivor annuity benefit shall only apply to a Participant if he is credited with at least one Hour of Service with the Employer on or after August 23, 1984.

                                    (iv)     Any living Participant not
                           receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed above because he is not credited with at least one Hour of Service on or after that date, shall have the right to elect the qualified pre-retirement survivor annuity to apply if he was credited with at least one Hour of Service under this Plan in a Plan Year beginning on or after January 1, 1976, and he had at least ten (10) years of vesting service at the time of separation from service.

                                    (v)      If a Participant dies with an
                           effective waiver of the qualified pre-retirement survivor annuity in force or the Eligible Spouse so elects after the Participant's death, his account shall be distributed in the manner specified for unmarried Participants in subparagraph A-2(a) above.

         B.       Time of Distribution to Participant

                  1. The Committee must provide the Participant with a "general notice of distribution" no less than thirty (30) and no more than ninety (90) days before the Participant's Annuity Starting Date. Such notice must be in writing and must set forth the following information: (i) an explanation of the eligibility requirements for, the material features of, and the relative values of the alternate forms of benefits available under subparagraph A-1 of this Article VI, and (ii) the Participant's right to defer receipt of a Plan distribution under subparagraphs B-3 and B-4 of this Article VI. If the Plan is a transferee or offset plan with respect to the Participant as set forth in subparagraph A-1(a)(i) of this Article VI, the general notice also shall include (a) the terms and conditions of a qualified joint and survivor annuity; (b) the Participant's right to make, and the effect of, an election to waive the qualified joint and survivor annuity; (c) the rights of the Participant's Eligible Spouse; and (d) the right to make, and the effect of, a revocation of an election to waive a qualified joint and survivor annuity. Such notice shall be given to the Participant in person, by mailing, by posting, or by placing it in an

         Employer publication which is distributed in such a manner as to be reasonably available to such Participant. If the notice is to be posted, it shall be posted at the location within the Participant's principal place of employment which is customarily used for employer notices to employees with regard to labor-management relation matters.

                  2. Upon receipt of the general notice of distribution, a Participant may consent to receive a distribution of his vested Account as soon as practicable after his termination of service. A Participant's vested Account shall be distributed in the manner set forth in subparagraph A-1 this Article VI. If at any time the Participant elects or has elected that his benefits be paid through the purchase of an annuity, the Participant's consent to receive such distribution prior to his Normal Retirement Age must be accompanied by the written consent of the Participant's Eligible Spouse, if married, which is comparable to the Spousal Consent requirements in Paragraph AQ of Article I, unless the distribution is to be made in the form of a qualified joint and survivor annuity.

                  3. Subject to the maximum deferral requirements of subparagraphs B-5 and B-6 of this Article VI, a Participant may elect to defer receipt of a Plan distribution, provided that such election is in writing, describes the form of benefit payment, indicates the date the distribution is to commence, and is signed by the Participant. To the extent not inconsistent with subparagraph B-4 below, in the event that the Participant does not elect to defer receipt of his distribution, payment of the vested balance in the Participant's Account shall begin no later than the 60th day after the latest of the close of the Plan Year in which:

                           (a) The Participant attains the earlier of age sixty-five (65) or Normal Retirement Age;

                           (b) Occurs the tenth (10th) anniversary of the year in which the Participant entered the Plan; or

                           (c) The Participant terminates service with the Employer.

                  4. Effective January 1, 1998, in the event that the Participant has terminated service and the Participant (and the Eligible Spouse, if applicable) neither consents to receive a Plan distribution nor elects to defer receipt of a Plan distribution, the Participant's vested Account shall be distributed in the normal benefit form as soon as practicable thereafter, but in no event before the date the Participant attains Normal Retirement Age, if such vested Account exceeds $5,000 (or, if the Participant's vested Account balance exceeded $5,000 prior to such distribution, is less than or equal to $5,000 for distributions made after the initial distribution date). For purposes of this subparagraph, "normal benefit form" shall mean a single distribution or, if the Plan is a transferee or offset plan with respect to the Participant as set forth is subparagraph A-1(a)(i) of this Article VI, a qualified joint and survivor annuity as set forth in subparagraph A-1(a)(ii) and A-1(b) of this Article VI, respectively. Notwithstanding the foregoing, the Committee may, upon the Participant's termination of service, distribute an annuity contract to the Participant which provides that payments thereunder shall not commence until a later date if such annuity contract satisfies the requirements of Sections 401(a)(11) and 417 of the Code.

                  5. If the form of distribution is other than a single distribution, then the Participant's entire interest shall be paid over a period not extending beyond the life (or the life expectancy) of the Participant, or the lives (or the joint life and last survivor expectancy) of the Participant and his Beneficiary. For purposes of this subparagraph, a Participant may elect (other than in the case of a life annuity) to have the life expectancy of either he or his spouse, or both, redetermined; provided, however, that if a timely election is not made, such redetermination shall not be made. A Participant's election to redetermine life expectancy shall be made no later than the time distributions are required to commence under subparagraph B-6 below, shall be irrevocable, shall specify the frequency with which redeterminations are to be made (not more frequently than annually), and shall require that such redeterminations be made from that date forward.

                  6. Effective January 1, 1997, notwithstanding anything to the contrary contained in the Plan, distribution of the vested balance in the Participant's Account, or the first installment of such distribution, shall be made no later than April 1st of the calendar year following the calendar year in which the Participant attains age 70-1/2 or terminates employment, whichever occurs later; however, the delay until termination of employment does not apply to Employees who were five-percent (5%) owners (as defined in Section 416 of the Code) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent Plan Year; provided, however, that once distributions have begun to a five percent (5%) owner, such distributions must continue even if the Participant ceases to be a five percent (5%) owner in a subsequent year.

         C.       Time of Distribution to Beneficiary

                  1. A Participant's Beneficiary may consent to receive a distribution of the Participant's vested Account balance which shall commence within ninety (90) days (or within such longer period as is reasonable based on the particular facts and circumstances) after the Participant's death, to be distributed in the manner set forth in subparagraph A-2 of this Article VI. If the Beneficiary is the Participant's Eligible Spouse, such consent must be comparable to the Spousal Consent requirements in subparagraph AQ of Article I.

                  2. A Beneficiary may elect to defer such distribution beyond the time specified in subparagraph 1 above, provided that such election is in writing, describes the form of benefit payment to be received, indicates the date distributions are to commence, is signed by the Beneficiary, and satisfies the requirements of subparagraph C-4 of this Article VI.

                  3. In the event that the Beneficiary neither consents to receive a Plan distribution nor elects to defer receipt of a Plan distribution, the Beneficiary shall receive a Plan distribution in the normal benefit form within ninety (90) days (or within such longer period as is reasonable based on the particular facts and circumstances) after the Participant's death. For purposes of this subparagraph, "normal benefit form" shall mean a single distribution and, to the extent required by subparagraph A-2(c) of this Article VI, a qualified pre-retirement survivor annuity. Notwithstanding the foregoing but subject to subparagraph C-4 below, effective January 1, 1998, if the Beneficiary is the Participant's Eligible Spouse and the Plan is a transferee or offset plan with respect to the Participant as set forth in subparagraph A-1(a)(i) of this Article VI, the Beneficiary shall not receive a Plan distribution before the date the Participant attained or would have attained Normal Retirement Age if the Participant's vested Account balance exceeds $5,000 at the time of distribution.

                  4. Notwithstanding any provision of this Article VI to the contrary, any distribution to a Participant's Beneficiary must comply with the following requirements:

                           (a) If distributions to a Participant have begun and the Participant dies before his entire interest has been distributed to him, the remaining portion shall be distributed at least as rapidly as under the distribution method being utilized on the date of his death.

                           (b) Except as provided in subparagraph C-4(c) below, in no event shall distributions be made later than December 31 of the calendar year which contains the fifth anniversary of the Participant's death unless the Participants designated Beneficiary elects to receive payments in substantially equal installments at least annually for a period not exceeding the Beneficiary's life expectancy, in which case the first installment must be made by December 31 of the calendar year immediately following the calendar year of the Participant's death. Any such election shall be made prior to the date the distribution is scheduled to commence.

                           (c) An Eligible Spouse who elects to receive installment payments as set forth in subparagraph C-4(b) above, over such Eligible Spouse s life expectancy (which may be redetermined no more frequently than annually) may defer commencement of payments until December 31 of the calendar year the deceased Participant would have attained age 70-1/2. Such an election shall be made by the earlier of (1) the date the distribution is required to commence under the preceding sentence, or (2) December 31 of the calendar year which contains the fifth anniversary of the Participant's death. An Eligible Spouse who elects to have her life expectancy redetermined must do so no later than the time distributions are required to commence under this subparagraph, at which time the election will be irrevocable and shall apply to all subsequent years; provided, however, that if no election is made by the time distribution is required to commence, life expectancy may not be redetermined. If the Eligible Spouse elects to defer such distribution in accordance with this subparagraph and the Eligible Spouse dies leaving an unpaid balance, the balance shall be distributed no later than December 31 of the calendar year which contains the fifth anniversary of the Eligible Spouse's death to the Beneficiary designated by the Participant or, in the absence of such designation, to the estate of the Eligible Spouse.

         D.       Small Account Balances

         Notwithstanding anything to the contrary in Paragraphs A, B and C of this Article VI, effective January 1, 1998, if the Participant has terminated service or has died with a vested Account balance of $5,000 or less on the date distributions commence, the entire vested Account balance shall be distributed in a single sum distribution as soon as practicable to the Participant, or, in the event of his death, to his Beneficiary. No distribution may be made under the preceding sentence after the Participant's Annuity Starting Date unless the Participant and his Eligible Spouse consent thereto in a manner which is comparable to the Spousal Consent requirements in subparagraph AQ of Article I.

         E.       Investment of Deferred Distributions

                  1. If a distribution to a Participant or to a Beneficiary is to be deferred and the Account is to be distributed in the form of cash, the amount distributable shall be invested as part of the general assets of the Trust and shall share in the gains and losses of the Trust.

                  2. If a distribution to a Participant or to a Beneficiary is to be deferred and the Account is to be distributed in kind, the Committee shall direct the Trustee to segregate, as a segregated account of the Trust, the property to be distributed (including securities or other property). Such property shall thereafter be held for distribution in the manner selected by the Participant pursuant to subparagraph A-1(a)(ii) or (iii) or by the Beneficiary pursuant to subparagraph A-2(a) or (b) of this Article VI. Such segregated accounts shall continue as part of the Trust and shall be subject to all its provisions, except that such accounts shall share in the allocations of Trust income or loss, as provided in Paragraph B of Article IV, on a segregated basis.

         F.       Nonliability

         Any payment to any Participant, or to his legal representative or Beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Committee and the Employer, any of whom may require such Participant, legal representative or Beneficiary, as a condition precedent to such payment, to execute a receipt therefor in such form as shall be determined by the Trustee, the Committee, or the Employer, as the case may be. The Employer does not guarantee the Trust, the Participants, former Participants or their Beneficiaries against loss of or depreciation in value of any right or benefit that any of them may acquire under the terms of this agreement. All benefits payable hereunder shall be paid or provided for solely from the Trust, and the Employer does not assume any liability or responsibility therefor.

         G.       Missing Persons

                  1. Each Participant and each Beneficiary shall file, or cause to be filed, with the Committee through the Employer from time to time in writing, his mailing address and each change of mailing address. Any communication, statement or notice addressed to a Participant or his Beneficiary at his last mailing address filed with the Committee, or if no address is filed with the Committee, then at his last mailing address as shown on the Employer's records, will be binding on the Participant and his Beneficiary for all purposes of the Plan.

                  2. Neither the Committee nor the Trustee shall be required to search for or locate a Participant or his Beneficiary other than by mailing the notices set forth in this Paragraph G. If the Committee sends the notice required by this Paragraph G to a Participant or his Beneficiary stating that he is entitled to a distribution and also includes in such notice the provisions of this Paragraph, and the Participant or his Beneficiary fails to claim his benefits under the Plan or make his whereabouts known to the Committee within three (3) calendar years after notification, the benefits under the Plan of the Participant or his Beneficiary will be disposed of as follows:

                           (a) If the whereabouts of the Participant is unknown but the whereabouts of the Participant's Beneficiary then is known to the Committee, distribution will be made to the Beneficiary;

                           (b) If the whereabouts of the Participant and his Beneficiary then is unknown to the Committee, but the whereabouts of one or more relatives by adoption, blood or marriage of the Participant is known to the Committee, the Committee shall direct the Trustee to distribute the Participant's benefits to any one or more of such relatives and in such proportion as the Committee in its sole discretion determines;

                           (c) If the whereabouts of the Participant, his Beneficiary and relatives by adoption, blood or marriage of the Participant then is unknown to the Committee, the amount of such benefits shall be forfeited, provided that the amount of such benefits shall be reinstated if a claim is subsequently made by the Participant or his Beneficiary.

         H.       Distributions Prior to Termination of Employment

         A Participant's Accounts in the Plan shall be subject to distribution prior to separation from service in accordance with the following:

                  1.       Such distribution shall be made only on account of:

                           (a)      The termination of the Plan without
                  establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code or a simplified employee pension plan as defined in Section 408(k) of the Code);

                           (b)      The sale or other disposition by a
                  corporation of substantially all of its assets (within the meaning of Section 409(d)(2) of the Code) used by such corporation in a trade or business of such corporation with respect to a Participant who continues employment with the corporation acquiring such assets;

                           (c)      The sale or other disposition by a
                  corporation of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) with respect to a Participant who continues employment with such subsidiary;

                           (d)      The Participants attainment of age 59-1/2;
                  or

                           (e) The showing of Financial Hardship by the Participant as provided in Paragraph I of this Article VI.

         Notwithstanding the foregoing, any distribution made pursuant to subparagraphs H-1(a), H-1(b) and H-1(c) above must be made in the form of a lump sum and must meet the requirements of Section 401(k)(10) of the Code.

                  2. Application for distribution under this Paragraph H shall be made in writing by the Participant, and shall be made in accordance with the method of distribution, the notice, and the spousal consent requirements set forth in subparagraphs A-1(a), A-1(b), B-1, and B-2 of this Article VI.

                  3. In the event that the distribution is due to the Plan's termination, distributions shall be made in accordance with the following rules:

                           (a) If the Employer or any other entity within the same controlled group (within the meaning of Sections 414(b), (c) and (m) of the Code) as the Employer does not maintain another profit sharing plan, money purchase pension plan (including a target benefit plan), or a stock bonus plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code or a simplified employee pension plan as defined in Section 408(k) of the Code) at the time the Plan is terminated and if the Plan is a transferee or an offset plan with respect to the Participant, the Employer shall purchase an annuity for the Participant which satisfies the requirements of subparagraph A-1(b) of this Article VI as soon as practicable after Plan termination. Notwithstanding the foregoing, if no annuity option is available with respect to the Participant, he shall receive a single distribution as soon as practicable after Plan termination.

                           (b) If the Employer or any other entity within the same controlled group (within the meaning of Sections 414(b), (c) and (m) of the Code) as the Employer maintains another profit sharing plan, money purchase pension plan (including a target benefit plan), or a stock bonus plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code or a simplified employee pension plan as defined in Section 408(k) of the Code) at the time the Plan is terminated, the Participant's Account balance shall be transferred to an account established for such Participant in such other plan provided that such transfer does not violate Section 411(d)(6) of the Code and the regulations thereunder.

                           (c) If the Participant's Account balance is invested in property other than cash at the time of Plan termination, such Account shall be distributed in cash or in-kind, as directed by the Participant. If no Participant direction is


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
                  received, such Account shall be distributed in cash unless the Employer maintains another plan that provides for in-kind distribution of such property.

                           (d) Notwithstanding the foregoing, effective January 1, 1998, the Participant's Account balance shall be distributed in accordance with Paragraph D of this Article VI if the Account balance does not exceed $5,000 at the time the distribution is to be made.

         I.       Withdrawals on Account of Financial Hardship

                  1. Withdrawals on account of Financial Hardship shall be permitted only from the Salary Deferral Account of the Participant and shall be limited to the amount of the contributions to such Account (plus earnings on such amounts which were allocated to such Account on or before the last day of the last Plan Year ending before July 1, 1989, if any). No other amounts attributable to income on such contributions may be withdrawn on account of such hardship.

                  2. The Participant must demonstrate to the Committee that a withdrawal under this Paragraph I is necessary to satisfy a Financial Hardship. The Participant may demonstrate such need by certifying to the Committee that the Financial Hardship cannot be relieved:

                           (a) Through reimbursement or compensation by insurance or otherwise;

                           (b) By reasonable liquidation of the Employees assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

                           (c) By cessation of Elective Deferrals or Employee Contributions under the Plan or other plans maintained by the Employer or any other employer;

                           (d) By other distributions or nontaxable loans from plans maintained by the Employer or any other employer; or

                           (e) By borrowing from commercial sources on reasonable commercial terms. Assets owned by an Employees spouse or minor children that are reasonably available to the Employee shall be considered resources of the Employee.

                  3. In lieu of satisfying subparagraph 1-2 above, a Participant may receive a distribution not in excess of the amount necessary to satisfy the expense of a Financial Hardship (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution) if the Participant has obtained all other distributions and all nontaxable loans currently available under this Plan and all other qualified plans maintained by the Employer. In order to receive a distribution under this subparagraph 1-3, the Participant shall not be permitted to make Elective Deferrals or after-tax employee contributions to any qualified or nonqualified plan of the Employer (including, but not limited to stock option and stock purchase plans and a cash or deferred arrangement that is part of a cafeteria plan within the meaning of
         Section 125 of the Code), except for mandatory employee contributions to a defined benefit plan of the Employer and employee contributions to health or welfare plans of the Employer, within twelve months after the financial Hardship withdrawal. In addition, the Participant's Elective Deferrals made in the calendar year following a withdrawal on account of a Financial Hardship under this subparagraph I-3 shall not exceed $7,627 in 1989 (or such adjusted amount determined by applying the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code, in accordance with the manner prescribed by the Secretary), reduced by the Participant's elective contributions which were made in the calendar year of the Financial Hardship withdrawal.

                  4. Application for Financial Hardship withdrawal shall be made in writing by the Participant, and shall be made in accordance with the method of distribution, the notice and the spousal consent requirements set forth in subparagraphs A-1(a), A-1(b), B-1, and B-2 of this Article VI.

         J.       Loans to Participants

         Upon application of a Participant to the Committee, the Committee shall direct the Trustee to make loans to the Participant as provided in this Paragraph J. Solely for purposes of this Paragraph J the term Participant shall include all Participants and any former Participants who have not received a distribution of their entire vested Account balance. No loan shall be made to any Participant if (i) the application of the Participant to the Committee for a loan is received after December 31, 1993, and (ii) at the time the application is received by the Committee, the Participant has an outstanding loan balance. However, Participants covered by Airline Pilots Association (ALPA) collectively bargained agreement are allowed to take up to two outstanding loans from the Plan.

                  1. A loan to a Participant (when added to the outstanding balance of all other loans from this Plan and any other qualified plan maintained by the Employer) shall not be in an amount that exceeds the lesser of:

                           (a)      $50,000, reduced by the excess, if any, of:

                                    (i)      The highest outstanding balance of
                           loans from the Plan during the one (1) year period ending on the day before the date such loan is made, over

                                    (ii)     The outstanding balance of loans
                           from the Plan on the date such loan is made; or

                           (b) Fifty percent (50%) of the vested balance of such Participant's Account (excluding any accumulated deductible employee contributions as defined in Section 72(o)(5)(B) of the Code).

                  2. A loan requested by a Participant shall be approved by the Committee if the Committee determines that the loan will not constitute a taxable distribution from the Plan, the loan is adequately secured, the Participant has agreed to repay the loan through payroll deduction, and, if applicable, the spouse of the Participant consents to the loan. The only other factors which may be taken into consideration when determining whether or not to approve a loan are those which would be considered in a normal commercial setting by an entity in the business of making similar types of loans.

                  3. Effective for loans granted, modified, or renewed on or after the last day of the Plan Year which begins on or after January 1, 1989, this loan program shall be administered in accordance with the rules set forth in this Article VI and written procedures established by the Committee. Such written procedures shall include, but need not be limited to, the following:

                           (a) The identity of the persons or positions authorized to administer the Participant loan program;

                           (b)      The procedure for applying for Plan loans;

                           (c) The basis on which loans will be approved or denied;

                           (d) The limitation, if any, on the types and amounts of loans offered;

                           (e) The procedure for determining a reasonable rate of interest to be charged for Plan loans, provided that such rate (i) shall be selected by the Committee and adjusted from time-to-time as necessary when any loan is granted, renewed or otherwise modified and (ii) shall provide the Trust with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances; and

                           (f) The events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.

                  4. If this Plan is a transferee or offset plan described in subparagraph A-1(a)(i) of this Article VI with respect to the Participant, the consent of the Participant's spouse, if any, to the reduction of the Participant's Account to satisfy the loan obligation (or any renegotiation, extension, renewal or other revision thereto) shall be obtained within the ninety (90) day period before the making of the loan. The spouse's consent shall be in writing, shall acknowledge the effect of the potential reduction of the Participant's Account to satisfy the loan obligation, and shall be witnessed by a Plan representative or a notary public. Notwithstanding the foregoing, consent of a Participant's spouse is not required if, at the time the loan is secured, the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located. In addition, no spousal consent is necessary if the Participant has been legally separated or abandoned within the meaning of local law and the Participant provides the Plan representative with a court order to that effect, so long as such court order does not conflict with a qualified domestic relations order. If the spouse is legally incompetent to consent, the spouse's legal guardian may consent on her behalf, even if the legal guardian is the Participant.

                  5. The term of a loan shall not exceed five (5) years, and, except as provided by the Secretary of the Treasury, shall require substantially level amortization of the loan (with payments not less frequently than quarterly) over its term.

                  6. If any loan made hereunder to a Participant is not repaid in accordance with its terms, the loan shall be in default. If the loan is in default, the Committee shall deduct the total amount thereof, including interest thereon, from any distribution of Trust assets to which the Participant or his Beneficiary may be entitled, at the earliest time the distribution otherwise would be allowed under the terms of this Plan without regard to the consent requirements set forth in subparagraph B-2 of this Article VI. If the Participant's account is not sufficient to pay the remaining balance of any such loan, he shall be liable for any balance still due, and shall continue to make payments to the Trustee.

                  7. Every loan applicant shall receive a clear statement of the charges involved in each loan transaction, including the dollar amount and annual interest rate of the finance charge. The statement shall be prepared in accordance with the Truth-in-Lending Law (P.L. 90-321).

                  8. All loans under this Article VI shall be made to the Participant from his individual Account in the Trust and shall be charged against such Account. Interest and principal repayments shall be added to such Account.

                  9. Notwithstanding the foregoing, no loan shall be made to a Participant who is an "owner-employee" within the meaning of
         Section 4975(d) of the Code.

         K.       Direct Rollover Distributions to an Eligible Retirement Plan

                  1. Effective for distributions made after December 31, 1992, a Participant or Beneficiary who is entitled to receive an Eligible Rollover Distribution may direct the Committee to pay all or a portion of such distribution directly to an Eligible Retirement Plan, in lieu of paying such amount to the Participant or Beneficiary.

                  2. The Committee shall establish reasonable rules and procedures with respect to elections to make direct rollover distributions to an Eligible Retirement Plan pursuant to this Paragraph K.

                  3. The Committee shall treat the election by a Participant or Beneficiary to make or not make a direct rollover with respect to one payment in a series of periodic payments as applicable to all subsequent payments in the series unless the Participant or Beneficiary subsequently changes the election.

                  4. For purposes of this Paragraph K and subparagraph A-1 of this Article VI, the following definitions shall apply:

                           (a) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Participant or Beneficiary, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or Beneficiary, or the joint lives (or joint life expectancies) of the Participant or Beneficiary and such Participant's or Beneficiary's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                           (b) "Eligible Retirement Plan" shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
                  Section 408(b) of the Code, an annuity plan described in
                  Section 403(a) of the Code, or a qualified trust described in
                  Section 401(a) of the Code, that accepts the Participant's or Beneficiary's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                           (c) "Beneficiary" shall include a Participant's former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, with respect to the interest of the former spouse.

                                   ARTICLE VII
                                  BENEFICIARIES

         A.       Designation

         Subject to the qualified pre-retirement survivor annuity and qualified joint and survivor annuity requirements set forth in Article VI, a Participant shall have the right to designate, on forms provided by the Employer, a Beneficiary or Beneficiaries to receive the benefits herein provided in the event of his death (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant) and to revoke such designation or to substitute another Beneficiary or Beneficiaries at any time. Notwithstanding the preceding sentence, if this Plan is not a transferee or offset plan described in subparagraph A-1(a)(i) of Article VI with respect to the Participant, a married Participant's initial designation of a Beneficiary or change in Beneficiary designation to someone other than or in addition to his Eligible Spouse shall not be effective unless Spousal Consent is obtained.

         B.       Absence of Valid Designation of Beneficiaries

         If, upon the death of a Participant, former Participant or Beneficiary, there is no valid designation of Beneficiary on file with the Employer, the following shall be designated by the Committee as the Beneficiary or Beneficiaries, in order of priority:

                  1.       The surviving spouse;

                  2. Surviving children, including adopted children, in equal shares;

                  3.       Surviving parents, in equal shares;

                  4.       The Participant's estate;

                  5.       The Beneficiary's estate;

                  6. The trustee(s) of the trust(s) named as beneficiary of the residue of the Participant's probate estate;

                  7. The trustee(s) of the trust(s) named as beneficiary of the residue of the Beneficiary's probate estate. The determination of the Committee as to which persons, if any, qualify within the categories listed above shall be final and conclusive upon all persons.

                                  ARTICLE VIII
                          CONTRIBUTIONS BY PARTICIPANTS

                  Individual Participants may not make contributions to this Plan. All contributions must be made by the Employer.

                                   ARTICLE IX
                   ESTABLISHMENT OF TRUST; DIRECTED INVESTMENT

         A.       Trust Agreement

         Contributions made by the Employer pursuant to Articles 111 and IV hereof, and all other assets of this Plan shall be held in trust under a Trust Agreement. The Employer shall enter into a Trust Agreement with the Trustee for the administration of the Trust which shall contain the assets of the Plan. The Trustee shall not be responsible for the administration of this Plan but only for the Trust established pursuant to this Plan.

         B.       Trust Agreement Part of Plan

         The Trust Agreement shall be deemed to be a part of this Plan, and any rights or benefits accruing to any person under this Plan shall be subject to all of the relevant terms and provisions of the Trust Agreement, including any amendments. In addition to the powers of the Trustee set forth in the Trust Agreement, the Trustee shall have any powers, express or implied, granted to it under the Plan. In the event of any conflict between the provisions of the Trust Agreement and the provisions of the Plan, the provisions of the Plan shall control, except for the duties and responsibilities of the Trustee, in which case the Trust Agreement shall control.

         C.       Participant Directs Investments

         This Plan is intended to constitute a plan described in section 404(c) of the Employee Retirement Income Security Act and Title 29 of Regs. 2550.404c-1. The fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by the Participant or Beneficiary.

         Each Participant shall have the right to direct the investment of his own Account, provided the Participant elects to do so in writing. Such contributions shall be invested in various investment vehicles as directed by the Participant pursuant to the following provisions of this Plan.

                  1. The Committee shall establish, from time to time, one or more separate and distinct investment vehicles. Each Participant shall have the right to elect the percentage of his contribution which he wishes to have invested in each vehicle. The Committee, at its discretion, may make available to the Participants one or more of the following investment vehicles:

                           (a) A "Money Market Fund" which has as its primary
                  objective the preservation of capital and generation of income, wherein monies contributed from the Participant's Account shall be invested in a money market certificate or a money market fund established by a bank, savings and loan association, or securities brokerage house;

                           (b) A "Guaranteed Investment Contract" which has as
                  its primary objective the generation of a high level of income consistent with the preservation of capital, wherein monies contributed from the Participant's Account shall be invested in interest bearing contracts issued by an insurance company licensed to do business within the state, or such other types of investments;

                           (c) An "Equity Fund" which has as its primary
                  objective capital appreciation, wherein monies contributed from the Participant's Account shall be invested primarily in common stocks and such other securities or investment opportunities;

                           (d) A "Balanced Fund" which has as two of its primary
                  investment objectives the generation of income and capital appreciation, wherein monies contributed from the Participant's Account shall be invested primarily in common stocks and debt securities issued by an investment-grade domestic United States corporation; and

                           (e) Such other investment vehicles which the
                  Committee may select.

                  2. A Participant may elect to change the investment vehicles (and/or the percentages to be allocated thereto) in which (i) his current Account balance and future earnings thereon are to be invested and (ii) future contributions and earnings thereon are to be invested.

                           (a) Upon the Committee's receipt of the Participant's
                  written request for a change in the investment of his current Account balance and future earnings thereon, the funds shall be invested in accordance with such election as of the close of that business day, or as soon as administratively feasible thereafter.

                           (b) Upon the Committee's receipt of the Participant's
                  written request for a change in the investment of his future contributions and earnings thereon, the funds shall be invested in accordance with such election as of the close of that business day, or as soon as administratively feasible thereafter.

         A Participant's current Account balance and his future contributions thereto shall continue to be invested in accordance with the Participant's most recent election until the effective date of the Participant's investment election change, if any.

                  3. In the event that the Participant does not make an initial election to direct such investments, all amounts held for the Participant shall be invested along with all other funds held in his Account in the Money Market Fund, or, if none, the fund that the Committee selects whose characteristics most closely resemble those of the Money Market Fund.

                  4. The Committee shall provide each Participant with information relating to these investment procedures and the investment vehicles offered at the time the Participant is first eligible to participate in the Plan. The Committee may establish such rules as it deems necessary to administer and implement the provisions of this Paragraph C.

         D.       Direction to Committee

         A Participant shall exercise his rights under this Article by written instructions to the Committee. The Committee shall transmit the Participant's directions to the Trustee in such form as the Trustee may require.

         E.       Duty to Evaluate Investments

         Neither the Committee, the Trustee nor any fiduciary under the Plan shall have any duty to evaluate any investment decision made by the Participant, including the decision to retain an investment. However, the Committee and the Trustee shall have the express power to refuse any investment direction of the Participant which would be administratively burdensome or which the Committee or the Trustee believes would constitute a prohibited transaction as defined in Section 406 and Section 407 of ERISA or
Section 4975 of the Code, or which would generate unrelated business income or unrelated debt-financed income to the Plan that would be taxable under the Code.

         F.       Costs of Investments

         The Committee shall determine the fair market value of each Participant's Account as of the valuation date. The valuation shall reflect income, losses, and market value changes which occurred since the prior valuation date. The costs of making, retaining and divesting the Participant's investments shall be charged directly to the Participant's Account. The Committee shall provide periodic written reports to the Participant which reflect investment expenses, if any, charged to the Participant's Account.

         G.       Rules of Committee

         The Committee may establish such rules as it deems necessary to carry out the provisions of this Article.

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                                    ARTICLE X
                       PLAN FIDUCIARIES AND ADMINISTRATION

         A.       Named Fiduciaries

         The authority to control and manage the operation and administration of the Plan is vested in the named fiduciaries specified herein. Each named fiduciary shall be responsible solely for the tasks allocated to it. No fiduciary shall have any liability for a breach of fiduciary responsibility of another fiduciary with respect to the Plan and Trust, unless it participates knowingly in the breach; has actual knowledge of the breach and fails to take reasonable remedial action to remedy said breach; or, through its negligence in performing its own specific fiduciary responsibilities, which give rise to its status as a fiduciary, it has caused another fiduciary to commit a breach of fiduciary responsibility.

         B.       Fiduciary Standard

         Each named fiduciary and every other fiduciary under the Plan shall discharge its duties with respect to the Plan solely in the interests of the Participants and Beneficiaries and;

                  1. For the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

                  2. With the care, skill, prudence and diligence, under the circumstances then prevailing, that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

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                  3. In accordance with the documents and instruments governing the Plan, insofar as these are consistent with the provisions of Title I of ERISA.

         C.       Multiple Duties and Advisors

         Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan. A named fiduciary, or a fiduciary designated by a named fiduciary in accordance with the terms of the Plan, may employ one or more persons to render advice with regard to any responsibilities such fiduciary has under the Plan.

         D.       Allocation and Delegation of Fiduciary Duties

         Each named fiduciary may allocate its fiduciary duties among its members or may delegate its responsibilities to persons who are not named fiduciaries with respect to the specific responsibility delegated. Any such allocation or delegation shall be in writing and shall be made a permanent part of the records of the named fiduciary. Such allocation or delegation shall be reviewed periodically by the named fiduciary and shall be terminable upon such notice as the named fiduciary, in its sole discretion, deems reasonable and prudent under the circumstances. An action by the Board of Directors of the Company or the Administrative Committee allocating or delegating its named fiduciary responsibilities shall be evidenced by a duly adopted resolution of the Committee or of the Board of Directors of the Company.

         E.       Indemnification

         Any Employer shall indemnify and hold harmless the named fiduciaries and any officers or employees of the Employer to which fiduciary responsibilities have been delegated, from and against any and all liabilities, claims, demands, costs and expenses, including attorneys' fees,

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which may arise out of an alleged breach in the performance of their fiduciary duties under the Plan and under ERISA, other than such liabilities, claims, demands, costs and expenses as may result from the gross negligence or willful misconduct of such persons. The Company shall have the right, but not the obligation, to conduct the defense of such persons in any proceeding to which this Paragraph applies. An Employer may satisfy its obligation under this Paragraph, in whole or in part, through the purchase of a policy or policies of insurance; however, no insurer shall have any rights against the Employer arising out of this Paragraph.

         F.       Costs and Expenses

         The costs and expenses of the named fiduciaries shall be paid from Plan assets held in the Trust to the extent not paid by the Company. The payment by the Company of such costs and expenses for a Plan Year shall not be deemed an election to pay the costs and expenses in any subsequent Plan Year. The Company may charge to an Employer such expenses advanced by it on behalf of the Employer.

         G.       Authority to Amend and Terminate

         Subject to Article XI, the Board of Directors of the Company is the named fiduciary responsible for the amendment and termination of the Plan and Trust. In addition, the Board of Directors of the Company shall appoint and replace the members of the Administrative Committee as required.

         H.       Administrative Committee

         The Administrative Committee (or more briefly denoted as "the Committee") is the named fiduciary with the power and the duty to: (a) interpret the terms of the Plan; (b) formulate


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rules and regulations necessary to administer the Plan in accordance with its terms; (c) finally review claims under the claims review procedure; (d) establish and execute the funding policy of the Plan; (e) invest Plan assets, if the Company has transferred responsibility for Plan investments to the Committee pursuant to Article V of the Trust; and (f) annually review the funding policy and method.

                  1. The Administrative Committee shall consist of one (1) or more persons as appointed by the Board of Directors of the Company. The Board of Directors of the Company shall also appoint any one of the members of the Committee to act as secretary. The members of the Committee shall serve at the pleasure of the Board of Directors of the Company and shall serve as such without compensation.

                  2. The Committee shall keep minutes of its meetings and proceedings. Every decision made or action taken by a majority of the members then in office shall constitute a decision or action of the Committee, and shall be final, conclusive and binding upon all persons affected. A Committee decision or action, under or in connection with the Plan, may be made or taken either at a meeting held pursuant to its rules, at which a majority of the members then in office are present and vote in favor thereof, or without a meeting if approved and evidenced by a writing signed by a majority of the members then in office. No Committee member shall vote on any question relating solely to himself. In the event there is only one (1) Committee member, the foregoing sentence shall not apply.

         I.       Plan Administration

         The Administrative Committee 401(k) Plan shall be the Administrator of the Plan for purposes of Section 3(16) of ERISA and Section 414(g) of the Code. In addition, the


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Administrator shall have the power and the duty to perform the following administrative functions according to the policies, interpretations, rules, practices and procedures established by the Board of Directors of the Company or the Committee in accordance with the respective areas of named fiduciary responsibilities:

                  1. Apply Plan rules determining eligibility for participation or benefits;

                  2. Calculate service and compensation credits for benefits;

                  3. Prepare employee communications material;

                  4. Maintain Participants' service and employment records;

                  5. Prepare reports required by government agencies, which shall include maintaining records to demonstrate compliance with the nondiscrimination requirements of Article III of the Plan that indicate the extent that qualified nonelective contributions and qualified matching contributions were taken into account to satisfy such requirements;

                  6. Calculate benefits;

                  7. Orient new Participants and advise Participants regarding their rights and options under the Plan;

                  8. Collect contributions and apply contributions as provided in the Plan;

                  9. Prepare reports concerning Participants' benefits;

                  10. Process claims; and

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                  11. Make recommendations to the Board of Directors of the
         Company or the Committee on Plan administration.


The Administrator (and those to whom it has delegated its authority) shall have vested in it under the terms of this Plan full discretionary and final authority when exercising its duties hereunder.

         J.       Claims Procedures

                  1. Filing of Claim. A Participant or Beneficiary who believes he is entitled to a benefit which he has not received may file a claim in writing with his Employer. The Employer may require a claimant to submit additional information, if necessary to process the claim. The Company or its delegate shall review the claim and render its decision within ninety (90) days from the date the claim is filed (or the requested additional information is submitted, if later), unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished the claimant within the initial ninety
         (90) day period. The notice shall indicate the special circumstances requiring the extension and the date by which the Company expects to reach a decision on the claim. In no event shall the extension exceed a period of ninety (90) days from the end of the initial period.

                  2. Notice of Claim Denied. If the Company denies a claim, in whole or in part, it shall provide the claimant with written notice of the denial within the period specified in subparagraph 1. The notice shall be written in language calculated to be understood by the claimant, and shall include the following information:

                           (a)      The specific reason for such denial;

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                           (b) Specific reference to pertinent Plan provisions
                  upon which the denial is based;

                           (c) A description of any additional material or
                  information which may be needed to clarify or perfect the request, and an explanation of why such information is required; and

                           (d) An explanation of the Plan's review procedure
                  with respect to the denial of benefits.

                  3. Review Procedure. Any claimant whose claim has been denied, in whole or in part, shall follow those review procedures as set forth herein.

                           (a) A claimant whose claim has been denied, in whole
                  or in part, may request a full and fair review of the claim by the Committee by making written request therefor within sixty
                  (60) days of receipt of the notification of denial. The Committee, for good cause shown, may extend the period during which the request may be filed. The claimant shall be permitted to examine all documents pertinent to the claim and shall be permitted to submit issues and comments regarding the claim to the Committee in writing.

                           (b) The Committee shall render its decision within
                  sixty (60) days after receipt of the application for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the decision shall be rendered as soon as possible but not later than one hundred and twenty (120) days after receipt of a request for review. If an


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                  extension of time is necessary, written notice shall be
                  furnished the claimant before the extension period commences.

                           (c) The Committee shall decide whether a hearing
                  shall be held on the claim. If so, it shall notify the claimant in writing of the time and place for the hearing. Unless the claimant agrees to a shorter period, the hearing shall be scheduled at least fourteen (14) days after the date of the notice of hearing. The claimant and/or his authorized representative may appear at any such hearing.

                           (d) The Committee shall send its decision on review
                  to the claimant in writing within the time specified in this section. If the claim is denied, in whole or in part, the decision shall specify the reasons for the denial in a manner calculated to be understood by the claimant, referring to the specific Plan provisions on which the decision is based. The Committee shall not be restricted in its review to those provisions of the Plan cited in the original denial of the claim.

                           (e) If the Committee does not furnish its decision on
                  review within the time specified in this subparagraph 3, the claim shall be deemed denied on review.

         K.       Agent for Legal Process

         The Company shall be the Plan's agent for service of legal process.

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                                   ARTICLE XI

                            AMENDMENT AND TERMINATION

         A.       Amendment

         To provide for contingencies which may require or make advisable the clarification, modification or amendment of this Plan, the Board of Directors of the Company delegates to The Administrative Committee 401(k) Plan the right to amend this Plan (and such right is delegated to The Administrative Committee 401(k) Plan by all Employers), at any time and from time to time, in whole or in part, by adopting such amendment in writing. Such power to amend includes the right, without limitation, to make retroactive amendments referred to in Section 401(b) of the Code. However, such right to amend the Plan shall be subject to Paragraph C of this Article XI. Further, no amendment of the Plan shall (1) alter, change or modify the duties, powers or liabilities of the Trustee or an Investment Manager appointed pursuant to the Trust Agreement without its written consent; (2) permit any assets of the Trust to be used to pay premiums or contributions of the Employer under any other plan maintained by the Employer for the benefit of its employees; or (3) result in increasing any Employer's contribution to the Plan, unless approved by resolution of the Board of Directors of the Company.

         B.       Termination or Complete Discontinuance of Contributions

         Although the Employer has established the Plan with the bona fide intention and expectation that it will be able to make contributions indefinitely, nevertheless the Employer is not and shall not be under any obligation or liability whatsoever to continue its contributions or to maintain the Plan for any given length of time. An Employer may, in its sole and absolute discretion, discontinue such contributions or terminate the Plan with respect to its Employees, in


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accordance with the provisions of the Plan, at any time with no liability whatsoever for such discontinuance or termination. If the Plan is terminated or partially terminated, or if contributions of an Employer are completely discontinued, the rights of all affected Participants in their Accounts shall thereupon become nonforfeitable, notwithstanding any other provisions of the Plan. However, the Trust shall continue until all Participants' Accounts have been completely distributed to or for the benefit of the Participants, in accordance with the Plan.

         C.       Nonreversion

                  1. Except as provided in this subparagraph C-1, the assets of the Plan shall never inure to the benefit of an Employer; such assets shall be held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for defraying the reasonable administrative expenses of the Plan.

                           (a) If an Employer contribution is made by virtue of
                  a mistake of fact, this Paragraph C shall not prohibit the return of such contribution to the Employer within one (1) year after the payment of the contribution.

                           (b) If an Employer contribution is made to the Plan
                  which does not initially qualify under Section 401(a) of the Code, or any successor provision thereto, then the contribution shall be returned to the Employer within one (1) year after the date of denial of qualification of the Plan, provided that an application for determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

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                           (c) If a deduction for an Employer contribution is
                  disallowed under Section 404 of the Code, or any successor provision thereto, the contribution shall be returned to the Employer (to the extent disallowed) within one (1) year after such disallowance.

                  2. The Company shall have no right to modify or amend the Plan retroactively in such a manner so as (i) to reduce the Participant's vested Account balance, (ii) to reduce the benefits of any Participant or his Beneficiary accrued under the Plan by reason of contributions made by an Employer prior to the modification or amendment, or (iii) to eliminate an optional form of benefit with respect to benefits attributable to service before the amendment, except to the extent permitted by Section 411(d)(6) of the Code or Section 204(g) of ERISA and the regulations interpreting these sections.

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                                   ARTICLE XII

                                  MISCELLANEOUS

         A.       Limitation of Rights; Employment Relationship

         Neither the establishment of the Plan and the Trust, nor any modifications thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer or the Trustee except as provided herein; and in no event shall the terms of employment of any Employee or Participant, express or implied, be modified or in any way be affected hereby.

         B.       Transfer of Assets of Employer; Transfer of Assets of Plan

                  1. If the Employer merges or consolidates with or into a corporation, or if substantially all of the assets of the Employer are transferred to another business, the Plan hereby created shall terminate on the effective date of such merger, consolidation or transfer. However, if the surviving corporation resulting from such merger or consolidation, or the business to which the Employer's assets have been transferred, adopts this Plan, it shall continue and such corporation or business shall succeed to all rights, powers and duties of the Employer hereunder. The employment of any Employee who continues in the employ of such successor corporation or business shall not be deemed to have been terminated for any purpose hereunder.

                  2. In no event shall this Plan be merged or consolidated with any other plan, nor shall there be any transfer of assets or liabilities from this Plan to any other plan, unless immediately after such merger, consolidation or transfer, each Participant's


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         benefits if such other plan were then to terminate, are at least equal to or greater than the benefits to which the Participant would have been entitled, had this Plan been terminated immediately before such merger, consolidation, or transfer.

         C.       Spendthrift Provision

                  1. Except as otherwise provided in subparagraph 2 hereof, neither the Employer nor the Trustee shall recognize any transfer, mortgage, pledge, hypothecation, order, or assignment by any Participant or Beneficiary of all or part of his interest hereunder, except a transfer pursuant to a "qualified domestic relations order" within the meaning of Section 414(p) of the Code or Section 303(d) of the Retirement Equity Act of 1984. Such interest shall not otherwise be subject in any manner to transfer by operation of law. Such interest shall be exempt from the claims of creditors or other claimants from all orders, decrees, levies, garnishments and/or executions and other legal or equitable processes or proceedings against such Participant or Beneficiary to the fullest extent permitted by law.

                  2. If any Employee's participation in the Plan terminates at a time when he owes money to the Trust, as a result of loans made to him pursuant to Paragraph J of Article VI, the Committee shall direct payment to the Trust from the vested portion of his Account, and, if necessary, the Committee may direct payment from other collateral on any amount so owing.

                  3. Pursuant to Income Tax Regulations section 1.401(a)-13(g), the Committee may, at its discretion, make a lump sum distribution of the entire vested interest due to an alternate payee under a "qualified domestic relations order" (as defined


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         in Section 414(p) of the Code). The distribution to the alternate payee may be made prior to the date the participant otherwise becomes eligible to receive a distribution, provided the distribution is pursuant to a qualified domestic relations order and satisfies the requirements of Section 414(p) of the Code.

         D.       Applicable Law; Severability

         The Plan hereby created shall be construed, administered and governed in all respects in accordance with ERISA and the laws of the State of Arizona, and the Trust hereby created shall be construed, administered and governed in all respects in accordance with ERISA and the laws of the State of Massachusetts; provided, however, that if any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified employees' profit sharing plan and a qualified cash or deferred arrangement under the provisions for qualification set forth in the Code. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.

         E.       Incorporation of Trust Agreement Provisions

         The relevant provisions of the Trust Agreement regarding: (1) the exclusive benefit of Employees and their Beneficiaries, (2) amendment, (3) termination, (4) other employers, (5) Massachusetts law, (6) headings, gender and number, and (7) nonalienation are hereby incorporated into this Plan and are equally applicable to the Plan and to the Trust, which Plan and Trust together shall constitute the entire Plan as defined in the Code.

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         F.       Written Application, Request and Election

         Any transaction required to be in writing shall be deemed to be in writing provided: (i) the Participant has made the appropriate telephonic request; (ii) the Plan Administrator or its duly authorized representative has sent a written confirmation of the transaction; and (iii) the Plan Administrator or its duly authorized representative has received no objection by the Participant to the written confirmation.

         This plan has been executed in several counterparts, each of which shall be deemed to be an original, and said counterparts shall constitute but one and the same instrument, which instrument may be sufficiently evidenced by one counterpart.

Dated as of  May 20, 1998

                                     America West Holdings Corporation

                                     COMPANY


                                     By:      _________________________________
                                                     Stephen Johnson

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